UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
GAINSCO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GAINSCO, INC.
3333 Lee Parkway, Suite 1200
Dallas, Texas 75219
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 9, 2005
TO THE SHAREHOLDERS:
     The annual meeting of the shareholders of GAINSCO, INC. (the “Company”) will be held on the 1st Floor , 3333 Lee Parkway, Dallas, Texas 75219, on November 9, 2005, at 9:00 a.m. (Dallas Time) for the following purposes:
1.	To elect a Board of Directors consisting of eight persons;

2.	To approve Articles of Amendment to the Company’s Articles of Incorporation to effect a one-for-four reverse stock split of the Company’s common stock;

3.	To approve the GAINSCO, INC. 2005 Long-Term Incentive Plan; and

4.	To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.
     Only shareholders of record as of the close of business on October 10, 2005 will be entitled to notice of or to vote at this meeting or any adjournment or adjournments thereof. A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 2004 is being mailed concurrently with the mailing of this proxy statement or has previously been mailed to shareholders of record as of October 10, 2005.
     We encourage you to vote. Whether or not you expect to attend the meeting, please either complete, date and sign the enclosed Proxy and mail it promptly or vote your shares by using the Internet or by telephone in accordance with the instructions contained on the enclosed form of Proxy to assure that your shares are represented at the meeting. A return envelope (which is postage pre-paid if mailed in the United States) is provided. Even if you have given your Proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a Proxy issued in your name.

By Order of the Board of Directors

John S. Daniels, Secretary
Dallas, Texas
October 25, 2005

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Aggregated Option Exercises In The Last
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AMENDMENT TO ARTICLES OF INCORPORATION
GAINSCO, INC. 2005 LONG TERM INCENTIVE PLAN
NEW PLAN BENEFITS
ACTION TO BE TAKEN UNDER THE PROXY
DATE OF RECEIPT OF SHAREHOLDER PROPOSALS
ANNUAL REPORTS

GAINSCO, INC.
3333 Lee Parkway, Suite 1200
Dallas, Texas 75219
PROXY STATEMENT
for the
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on November 9, 2005
     This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of GAINSCO, INC., a Texas corporation (the “Company”), for use in connection with the annual meeting of the shareholders of the Company (the “Meeting”) to be held on the 1st Floor, 3333 Lee Parkway, Dallas, Texas 75219, on November 9, 2005, at 9:00 a.m. (Dallas Time), and at any adjournment thereof. This Proxy Statement and the form of proxy were first mailed to security holders on or about October 25, 2005.
     The solicitation of proxies is being made and paid for by the Company. In addition to soliciting proxies by use of the mails, the Company’s officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is also contemplated that, for a fee of approximately $5,000 plus certain expenses, additional solicitation will be made by personal interview, telephone or other appropriate means under direction of Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022-4799.
     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in the manner specified. If no specification is made in the proxy, then the shares will be voted in favor of the recommendations of the Board. A proxy may be revoked by a shareholder at any time prior to the actual exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person. However, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain from the record holder a proxy issued in your name.
RECORD DATE AND VOTING SECURITIES
     Only holders of record as of the close of business on October 10, 2005 (the “Record Date”) of shares of the Company’s common stock, par value $0.10 per share (“Common Stock”) and Series A Convertible Redeemable Preferred Stock (“Series A Preferred Stock”) will be entitled to vote on matters presented at the Meeting. Goff Moore Strategic Partners, L.P., a Texas limited partnership (“GMSP”), holds all of the outstanding Series A Preferred Stock.
     Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to come before the Meeting. Each share of Series A Preferred Stock is entitled to vote on each matter on which the Common Stock may vote and is entitled to one vote per share of Common Stock into which it is convertible on the Record Date. The Common Stock and Series A Preferred Stock vote as a single class on all matters expected to come before the Meeting.
     On the Record Date there were outstanding 80,800,012 shares of Common Stock and 18,120 shares of Series A Preferred Stock, which shares of Series A Preferred Stock were convertible into 3,552,941 shares of Common Stock. Together these shares constituted all of the outstanding shares entitled to vote at the meeting (collectively, the “Voting Stock”). References herein to numbers of shares of Voting Stock are references to the combined number of shares of Common Stock outstanding on the Record Date and the number of shares of Common Stock then issuable upon conversion of the Series A Preferred Stock. On the Record Date, there were a total of 84,352,953 shares of Voting Stock outstanding and entitled to vote at the Meeting.
     A majority of the shares of Voting Stock outstanding on the Record Date constitutes a quorum. Cumulative voting is not permitted.
     All shares of Voting Stock represented at the Meeting in person or by proxy are counted in determining the presence of a quorum. Directors are elected by plurality vote and, therefore, the eight nominees receiving the highest number of affirmative votes shall be elected as directors, provided a quorum is present. The affirmative vote of the holders of at least two thirds of the outstanding shares entitled to vote is required for the approval of Proposal No. 2. The affirmative vote of the holders of a majority of the shares voting FOR or AGAINST Proposal No. 3 is required for approval. Abstentions and broker non-votes are not counted and will be treated as shares not entitled to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of the Record Date, the number of shares of Common Stock beneficially owned (as defined by the rules of the SEC) by (i) each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each of the other Named Executives (defined under “EXECUTIVE COMPENSATION – Summary Compensation Table”) for the year ended December 31, 2004, and (iv) all of the directors and executive officers of the Company as a group. Except as otherwise indicated in footnotes to the table, the address for all of the persons listed is 3333 Lee Parkway, Suite 1200, Dallas, Texas 75219.

	Amount and Nature of Beneficial Ownership (1)
	Number		Percent of
Name of Beneficial Owner	of Shares (2)		Voting Stock (3)
Goff Moore Strategic Partners, L.P. (“GMSP”) and John C. Goff (4)	32,064,424	(5)	37.3%
Robert W. Stallings	18,002,322	(6)	21.3%
James R. Reis and First Western Capital, LLC	9,040,962	(7)	10.7%
Glenn W. Anderson	1,195,160	(8)	1.4%
Joel C. Puckett	642,829	(9)	*
Sam Rosen	304,265	(10)	*
Daniel J. Coots	132,696	(11)	*
Richard M. Buxton	82,481	(12)	*
John H. Williams	77,815	(13)	*
Harden H. Wiedemann	60,325	(14)	*
Robert J. Boulware	10,667		*
Michael S. Johnston	8,425	(15)	*
Jackiben N. Wisdom	5,317	(16)	*
Directors and executive officers as a group (12 persons)	61,625,946	17)	71.2%

*	Less than 1%

(1)	On the Record Date, there were outstanding 80,800,012 shares of Common Stock, and 18,120 shares of Series A Preferred Stock. The shares of Series A Preferred Stock were convertible into an aggregate of 3,552,941 shares of Common Stock and were held entirely by GMSP. Each share of Series A Preferred Stock is entitled to vote on each matter on which the Common Stock may vote and is entitled to one vote per share of Common Stock into which it is convertible. Together with the Common Stock, these shares constituted all of the Voting Stock. There were a total of 84,352,953 shares of Voting Stock outstanding on the Record Date.

(2)	Each person named has sole investment and voting power with respect to all shares of Voting Stock shown as beneficially owned by the person, except as otherwise indicated below. Under applicable SEC rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is deemed the “beneficial owner” of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose or direct the disposition of the security, in each case irrespective of the person’s economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days, including (x) through the exercise of any option or warrant or (y) through the conversion of another security.

(3)	Calculated as of a particular date by dividing the number of shares beneficially owned by such person by the number of shares of Voting Stock outstanding plus the number of shares as to which the person has the right to acquire voting or investment power (or both) within 60 days.

(4)	Mr. Goff may be deemed the beneficial owner of the shares of Common Stock beneficially owned by GMSP because he is a Managing Principal of the managing general partner of GMSP. He is the owner of 82.3% of the limited partner interests in the limited partnership that is the managing general partner of GMSP and 100% of the membership interests in the limited liability company which is its general partner, and is a designee of GMSP on the Board. The address of GMSP is 777 Main Street, Suite 2100, Fort Worth, Texas 76102.

(5)	Includes (a) 3,552,941 shares of Common Stock which GMSP may acquire upon conversion of 18,120 shares of the Series A Preferred Stock, (b) 42,000 shares of Common Stock that Mr. Goff has the right to acquire upon exercise of options, and (c) 1,550,000 shares of Common Stock issuable upon exercise of a warrant. GMSP and certain of its affiliates are subject to a contractual standstill agreement, and GMSP is required to vote its Series A Preferred Stock in accordance with a voting agreement. See “ELECTION OF DIRECTORS—Certain Transactions—Transactions with Goff Moore Strategic Partners, L.P.”

(6)	Mr. Stallings is the executive Chairman of the Board and chief strategic officer. Mr. Stallings is subject to a contractual standstill agreement.

(7)	Mr. Reis may be deemed the beneficial owner of 6,729,871 shares of Common Stock beneficially owned by First Western Capital, LLC (“First Western”) because he is its sole manager and member. In addition, Mr. Reis individually owned 2,311,091 shares on the Record Date. Mr. Reis is Executive Vice President of the Company and is subject to a contractual standstill agreement.

(8)	Includes 230,000 shares of Common Stock that Mr. Anderson has the right to acquire upon exercise of options. Also includes 600,000 shares of Common Stock issued to Mr. Anderson in January, 2005, 400,000 of which are restricted shares that vest and cease to be subject to forfeiture conditions as to 80,000 shares on each anniversary of the grant date. See “ELECTION OF DIRECTORS – Certain Transactions –Anderson Employment Agreement.”

(9)	Includes 92,400 shares of Common Stock that Mr. Puckett has the right to acquire upon exercise of options.

(10)	Includes 4,218 shares owned by Mr. Rosen’s wife as to which Mr. Rosen disclaims beneficial ownership. Also includes 92,400 shares of Common Stock that Mr. Rosen has the right to acquire upon exercise of options.

(11)	Includes 50,135 shares of Common Stock that Mr. Coots has the right to acquire upon exercise of options.

(12)	Includes 53,164 shares of Common Stock that Mr. Buxton has the right to acquire upon exercise of options.

(13)	Includes 50,400 shares of Common Stock that Mr. Williams has the right to acquire upon exercise of options.

(14)	Includes 58,800 shares of Common Stock that Mr. Wiedemann has the right to acquire upon exercise of options.

(15)	Includes 8,425 shares of Common Stock that Mr. Johnston has the right to acquire upon exercise of options.

(16)	Includes 1,275 shares of Common Stock that Mr. Wisdom has the right to acquire upon exercise of options.

(17)	The group listed in the table consists of the directors and the executive officers identified under “ – Executive Officers of the Registrant.” Includes 669,299 shares that may be acquired upon exercise of options and 1,550,000 shares that may be acquired upon exercise of a warrant.
ELECTION OF DIRECTORS
(Proposal No. 1)
Number of Directors
     The Bylaws of the Company provide that the Board shall consist of eight directors until changed by resolution adopted by the Board. The Board has determined that the number of directors constituting the Board as of the date of the Meeting shall continue to be eight as provided in the Bylaws.
Corporate Governance Committee
     The Board has a Corporate Governance Committee consisting of the following independent directors: Joel C. Puckett, Chairman, Robert J. Boulware and John H. Williams. See “Nominees” below regarding the background of these individuals, each of whom would qualify as an “independent director” under Section 121A of the American Stock Exchange (“AMEX”) Company Guide and New York Stock Exchange (“NYSE”) Rules 303A.02 and 303A.06. The Company’s Common Stock was listed for trading on the AMEX on July 25, 2005. The Corporate Governance Committee was created by resolution of the Board of Directors in 2005 to assume the duties formerly performed by both the Nominating Committee and the Executive Committee. The Nominating Committee had one meeting in 2004.
     Although the Company’s Common Stock is not listed or traded on the NYSE, the Company is contractually obligated, at least until January 21, 2007, to comply with certain requirements of the NYSE, including those pertaining to corporate governance and set forth in NYSE Rules 303A.01-303A.10. Pursuant to those rules, a majority of the directors must be “independent” as that term is defined in NYSE Rule 303A.2, and the Board must make a determination of such independence. In accordance with that requirement, the Board has determined that Messrs. Boulware, Puckett, Rosen, Wiedemann and Williams are “independent” under Rule 303A.2. In making that determination, the Board considered requirements and limitations adopted by the NYSE in its rules. In most cases, the directors deemed to be independent have not had any business relationship with the Company other than their positions as directors. Mr. Rosen served as the Secretary of the Company until March 2, 2005 and that position resulted in a different analysis of independence than was used with the other directors. However, the Board concluded that Mr. Rosen’s holding the office of Secretary and performing the duties associated with that office did not affect his status as an independent director under the NYSE standard for independence.

     The Board has empowered the Corporate Governance Committee to develop and maintain criteria and procedures for the identification and recruitment of candidates for election to serve as directors of the Company, including consideration of the performance of incumbent directors in determining whether to nominate them for reelection, as well as the tenure policy of the Board with regard to directors. The Corporate Governance Committee is directed to make appropriate recommendations to the Board with respect to individuals to be included among management’s nominees, and, as appropriate, to the shareholders of the Company with respect to the election of directors. The Charter of the Corporate Governance Committee, which appears on the Company’s website (www.gainsco.com), also sets forth the responsibilities of the committee with respect to performing the duties formerly assigned to the Executive Committee and reviewing proposed transactions in which related parties have any interest. The Corporate Governance Committee would consider nominees proposed by shareholders, but it has not specified any guidelines or policies for such consideration or adopted minimum qualifications or other specific criteria that a nominee would be required to meet in order to be considered. The Corporate Governance Committee would apply the same general criteria in evaluating potential nominees whether they are proposed by shareholders or otherwise identified for consideration.
Nomination Procedures
     The Corporate Governance Committee is responsible for recommending to the Board individuals to serve as directors. A copy of the Charter of the Corporate Governance Committee is available on the Company’s website (www.gainsco.com). Section 2.13 of the Company’s Bylaws provides that only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of shareholders by or at the direction of the Board, by the Corporate Governance Committee or any person appointed by the Board or by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 2.13 of the Bylaws. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company (3333 Lee Parkway, Suite 1200, Dallas, Texas 75219) not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, to be timely notice by the shareholder must be so received not later than the close of business on the 15th day following the date on which such notice of the date of the meeting was mailed or such pubic disclosure was made. Such shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in Section 2.13 of the Bylaws.
Contractual Rights to Board Nominations
     Two of the Company’s eight directors serve pursuant to contractual arrangements with third parties: John C. Goff and Robert W. Stallings. Mr. Goff was initially nominated by the Board pursuant to GMSP’s 1999 agreement with the Company described below under “Certain Transactions,” and is currently nominated pursuant to the Securities Exchange Agreement dated August 27, 2004, described below under “Certain Transactions – 2005 Recapitalization.” Mr. Stallings was initially nominated by the Board pursuant to his 2001 agreement with the Company described below under “Certain Transactions” and is currently nominated pursuant to the Stock Investment Agreement dated August 27, 2004 described below under the same heading.
Nominees
     Upon the recommendation of the Corporate Governance Committee, the Board has nominated the following eight candidates for election as directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. Each nominee is currently serving as a director and is currently serving on the Board committees indicated below.

		Director
Name	Age	Since
Glenn W. Anderson (3)	52	1998	Mr. Anderson has served as President and Chief Executive Officer of the Company since April 17, 1998. Prior to joining the Company, Mr. Anderson served as Executive Vice President of USF&G Corporation and as President of the Commercial Insurance Group of United States Fidelity & Guaranty Company, positions which he held since 1996. From 1995 to 1996 he served as Executive Vice President, Commercial Lines of that company. Mr. Anderson served from 1993 to 1995 as Senior Vice President, Commercial Lines Middle Market, for USF&G Corporation. Mr. Anderson has been engaged in the property and casualty business since 1975.

Robert J. Boulware (2)(4)	49	2005	Mr. Boulware is President and Chief Executive Officer of ING Funds Distributor, LLC, a wholly owned subsidiary of ING Groep, N.V. engaged in the distribution of mutual funds through intermediary and affiliate channels, with which he has been an executive officer since 1992. Mr. Boulware has specialized in wholesale distribution in financial services for 25 years. Mr. Boulware is a director of Norwood Promotional Products, Inc., a leading supplier of promotional items in the U.S.

		Director
Name	Age	Since
John C. Goff	50	1997	Mr. Goff is Chief Executive Officer and Vice Chairman of the Board of Trust Managers of Crescent Real Estate Equities Co. (NYSE — CEI) (“CEI”), Sole Director and Chief Executive Officer of Crescent Real Estate Equities Ltd. Partnership (“CREELP”) and Managing Principal of GMSP. Mr. Goff is a director of The National Association of Real Estate Investment Trusts. Crescent Operating, Inc., an entity spun off by CEI and CREELP to their respective stockholders and limited partners and of which Mr. Goff had been President and Chief Executive Officer until he resigned in February 2002, filed a stockholder approved pre-packaged Chapter 11 bankruptcy reorganization plan in March 2003.

Joel C. Puckett (1)(4)	62	1979	Mr. Puckett was elected non-executive Vice Chairman of the Board on September 6, 2001. Prior to that time, Mr. Puckett had served as non-executive Chairman of the Board since April 1998. Mr. Puckett is a certified public accountant located in Minneapolis, Minnesota. Mr. Puckett has been engaged in the private practice of accounting since 1973.

Sam Rosen (2)	70	1983	Mr. Rosen served as the Secretary of the Company from 1983 until March 2, 2005. Mr. Rosen is a partner with the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P. He has been a partner in that firm or its predecessor since 1966. Mr. Rosen is a director of AZZ incorporated (NYSE - AZZ).

Robert W. Stallings	56	2001	Mr. Stallings has been Executive Chairman of the Board since January 21, 2005. He previously served as non-executive Chairman of the Board from September 6, 2001 until January 21, 2005, non-executive Vice Chairman of the Board from March 30, 2001 until September 6, 2001, and as a consultant to a subsidiary of the Company from 2001 until January 21, 2005. Mr. Stallings currently serves as Chairman and President of Stallings Capital Group, Inc., a Dallas-based merchant banking firm specializing in the financial services industry. In addition, he is a trust manager of CEI and a director of Texas Capital Bancshares, Inc. He is the retired Chairman and a founder of ING Pilgrim Capital Corporation, a $20 billion asset management company which was acquired by ING Groep, N.V. in September 2000 and with which he had been associated from 1991.

		Director
Name	Age	Since
Harden H. Wiedemann (1)	52	1989	Mr. Wiedemann has been a consultant in health care and insurance matters since 2004. In 2004 he was Senior Vice-President and Chief Operating Officer of the Lockton-Dunning Benefits Company, an executive benefits firm in Dallas, Texas, primarily servicing large corporate life and health insurance plans. From May to November 2003, Mr. Wiedemann was Vice-President-Healthcare of Seisint, Inc., a company in Boca Raton, Florida engaged in the intelligence technologies business. Immediately prior to such time he had been a consultant to numerous companies in the Dallas, Texas area since January 2001. Prior to that time, Mr. Wiedemann was Chairman and Chief Executive Officer of Assurance Medical, Incorporated, a company providing independent oversight of drug testing, with which he had been associated since 1991. Mr. Wiedemann filed a Chapter 7 personal bankruptcy petition in 2001 and received a discharge in 2002.

John H. Williams (1)(2)(4)	72	1990	Mr. Williams served until his retirement on July 31, 1999, as a Senior Vice President, Investments with Wachovia Corporation and had been a principal of that firm or its predecessors since May 1987. Prior to that time, Mr. Williams was associated with Thomson McKinnon Securities, Inc. and its predecessors from 1967. Mr. Williams is currently managing his personal investments, and is a director of Clear Channel Communications, Inc. (NYSE — CCU).

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the 401(k) Plan Investment Committee.

(4)	Member of the Corporate Governance Committee.
     All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated one or more of the nominees is not available for election, the proxy holders named in the enclosed proxy form intend to vote for such other person or persons as the Board may nominate. No family relationship exists among the directors, executive officers or nominees.
     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE EIGHT PERSONS NOMINATED BY MANAGEMENT.

Executive Officers
Information concerning the executive officers of the Company as of October 10, 2005 is set forth below:

Name	Age	Position with the Company
Robert W. Stallings Glenn W. Anderson James R. Reis Richard M. Buxton Daniel J. Coots John S. Daniels	56 52 48 57 53 57	Chairman of the Board and Chief Strategic Officer
President, Chief Executive Officer and Director
Executive Vice President
Senior Vice President
Senior Vice President, Chief Financial Officer and
    Chief Accounting Officer
General Counsel and Secretary
     Robert W. Stallings has served as Chief Strategic Officer and executive Chairman of the Board since January 2005. Mr. Stallings’ background appears above under “Nominees.”
     Glenn W. Anderson has served as President, Chief Executive Officer and Director of the Company since April 1998. Mr. Anderson’s background appears above under “Nominees.”
     Mr. Reis has served as Executive Vice President with responsibility for risk management since January 21, 2005. Since 2001 Mr. Reis has performed merchant banking and management consulting services through First Western Capital, LLC, of which he is the founder, Managing Director and owner, and through which he provided consulting services to a subsidiary of the Company from February 1, 2003 to February 21, 2005. Mr. Reis is the retired Vice-Chairman and co-founder of ING Pilgrim Capital Corporation, an asset management company that managed mutual funds and for which he served from 1989 to 2000 when it was acquired by ING Groep, N.V. Mr. Reis served as Managing Director of Pilgrim’s Structured Transactions and Senior Loan Funds.
     Richard M. Buxton has served as Vice President of the Company since December of 1996. In 1999, Mr. Buxton was promoted to Senior Vice President.
     Daniel J. Coots has served as Vice President, Chief Financial Officer and Chief Accounting Officer of the Company since 1987. In 1991 Mr. Coots was promoted to Senior Vice President. Mr. Coots has been engaged in the property and casualty insurance business since 1983.
     John S. Daniels has served as General Counsel and Secretary since March 2, 2005. Mr. Daniels has been engaged in the private practice of law in Dallas, Texas for more than the past five years.
Organization of the Board; Meetings
     In addition to the Corporate Governance Committee described above, the Company has an Audit Committee, a Compensation Committee, and a 401(k) Plan Investment Committee.

     Audit Committee. The Audit Committee’s functions are set forth in the Audit Committee Charter, which the Board adopted on May 19, 2003, and they are summarized below under “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – Report of the Audit Committee.” The Audit Committee currently consists of Joel C. Puckett, Chairman, Harden H. Wiedemann and John H. Williams. The Audit Committee had 14 meetings during 2004.
     Compensation Committee. The Compensation Committee establishes the compensation of officers of the Company, administers the 1995 Stock Option Plan (the “1995 Option Plan”) and the 1998 Long-Term Incentive Plan (the “1998 Incentive Plan”), and prepares recommendations to the Board on the adoption of incentive plans and awards incentive compensation, including the Long-Term Incentive Plan which is included in this Proxy Statement as Proposal No. 3. The Compensation Committee currently consists of John H. Williams, Chairman, Robert J. Boulware and Sam Rosen. The Compensation Committee had 10 meetings during 2004. See “EXECUTIVE COMPENSATION – Report of the Compensation Committee on Executive Compensation.”
     Corporate Governance Committee. The Corporate Governance Committee is responsible for recommending to the Board individuals to serve as directors (see “ELECTION OF DIRECTORS – Nomination Procedures” above). In addition, during intervals between meetings of the Board, has the authority to exercise all of the powers of the full Board over all matters other than certain extraordinary corporate matters and those matters coming specifically within the purview of other committees of the Board. The Corporate Governance Committee is composed of Joel C. Puckett, Chairman, Robert J. Boulware and John H. Williams. The Corporate Governance Committee was established in April, 2005.
     401(k) Plan Investment Committee. The 401(k) Plan Investment Committee’s functions include overseeing and administering the affairs of the Company’s 401(k) Plan (the “401(k) Plan”). The 401(k) Plan Investment Committee is composed of Glenn W. Anderson, Chairman, and Daniel J. Coots, who serves as an advisory member. The 401(k) Plan Investment Committee had two meetings in 2004.
     Full Board of Directors. During 2004, there were a total of seven meetings of the Board. During 2004, all of the Company’s directors attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board, excluding for this calculation two special meetings of the Board which Messrs. Goff and Stallings did not attend, at which transactions in which they were interested parties were considered, and (ii) the total number of meetings held by all committees of the Board on which they served.
Shareholder Communications
     Process. The management of the Company and the Board welcome communications from the Company’s shareholders. While the Board has not formally adopted a process for shareholders to communicate with the Board, shareholders who wish to communicate with the Board, or one or more specified directors, may send an appropriately addressed letter to the Chairman of the Board of the Company, at 3333 Lee Parkway, Suite 1200, Dallas, Texas 75219. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication.” All such letters should identify the author as a security holder, and, if the author desires for the communication to be forwarded to the entire Board or one or more specified directors, the author should so request, in which case the Chairman will arrange for it to be so forwarded unless the communication is irrelevant or improper.
     Attendance at Annual Meetings of Shareholders. Although the Company has no policy with respect to director attendance at annual meetings of shareholders, in 2004 all eight members of the Board attended the annual meeting of shareholders. Typically, the Board holds a regular quarterly meeting immediately after the annual meeting of shareholders.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the Section 16(a) reports filed pursuant to events occurring in fiscal year 2004 furnished to it, the Company believes the persons who were required to file Section 16(a) reports in respect to their Section 16(a) ownership of Common Stock have filed on a timely basis all Section 16(a) reports required to be filed by them, except that Mr. Stallings was late in filing a Form 3 reporting his acquisition in 2001 of shares of Series B Convertible Redeemable Preferred Stock; that form was filed in September, 2004.
Certain Transactions
2005 Recapitalization
     Introduction. On January 21, 2005, the Company consummated a recapitalization pursuant to agreements that it entered into on August 27, 2004 and that were approved by GNAC’s shareholders on January 18, 2005. The agreements were with GMSP, then holder of the Company’s Series A and Series C Preferred Stock and approximately 5% of the outstanding Common Stock; Mr. Stallings, the Chairman of the Board and then holder of the Company’s Series B Preferred Stock; and First Western, owned by James R. Reis. The recapitalization substantially reduced, as well as extended, the Company’s existing Preferred Stock redemption obligations and resulted in cash proceeds to the Company of approximately $8.7 million (before $2.2 million in transaction costs and approximately $3.4 million used to redeem the Series C Preferred Stock). The recapitalization was negotiated on behalf of the Company by a Special Committee of the Board comprised of disinterested, independent directors (the “Special Committee”). The events leading up to, and the transactions constituting, the recapitalization are described briefly below.
     1999 GMSP Transaction. On October 4, 1999 the Company sold to GMSP, for an aggregate purchase price of $31,620,000, (i) 31,620 shares of Series A Preferred Stock (stated value $1,000 per share), which were convertible into 6,200,000 shares of Common Stock at a conversion price of $5.10 per share (subject to adjustment for certain events), (ii) the Series A Warrant (which expired unexercised on October 4, 2004) to purchase an aggregate of 1,550,000 shares of Common Stock at an exercise price of $6.375 per share and (iii) the Series B Warrant expiring October 4, 2006 to purchase an aggregate of 1,550,000 shares of Common Stock at an exercise of $8.50 per share. At closing, the Company and its insurance company subsidiaries entered into investment management agreements with GMSP, pursuant to which GMSP managed their respective investment portfolios. In the securities purchase agreement entered into between GMSP and the Company for the 1999 GMSP transaction, the Company agreed to nominate John C. Goff and another individual selected by GMSP, and to use its best efforts to cause them to be elected to the Board.
     2001 GMSP Transaction. On March 23, 2001, the Company consummated another transaction with GMSP pursuant to which, among other things, the Company issued 3,000 shares of its newly created Series C Preferred Stock (stated value of $1,000 per share) to GMSP in exchange for an aggregate purchase price of $3 million in cash. The annual dividend rate on the Series C Preferred Stock was 10% until March 23, 2004 and 20% thereafter. The Series C Preferred Stock was redeemable at the Company’s option after March 23, 2006 and at GMSP’s option after March 23, 2007 at a price of $1,000 per share plus accrued and unpaid dividends. The Series C Preferred Stock was not convertible into Common Stock.
     The 2001 GMSP transaction was conditioned upon the following changes in the securities acquired by GMSP in the 1999 transaction: (i) the exercise prices of the Series A Warrant and the Series B Warrant held by GMSP were reduced to $2.25 per share and $2.5875 per share, respectively (each of these warrants provided for the purchase of 1,550,000 shares of Common Stock); and (ii) the Series A Preferred Stock was called for redemption by the Company so that on January 1, 2006 the Company would have become obligated to pay $1,000 per share for 31,620 shares ($31.6 million) to the holder to the extent that it could legally do so and, to the extent it could do so, the Company was obligated to pay quarterly an amount equal to 8% interest per annum on any unpaid balance.
     The 2001 agreement with GMSP also provided an opportunity to convert the Company’s illiquid investments with a cost of $4.2 million to cash as of November 2002. In February 2002 and with GMSP’s consent, the Company exercised its option to require GMSP purchase the illiquid investments for approximately $2.1 million.
     2001 Transactions with Mr. Stallings. On March 23, 2001, the Company sold to Mr. Stallings for $3 million in cash 3,000 shares of its newly created Series B Preferred Stock (stated value of $1,000 per share) and a warrant expiring March 23, 2006 to purchase an aggregate of 1,050,000 shares of Common Stock at $2.25 per share. The annual dividend provisions and the redemption provisions of the Series B Preferred Stock are the same as those for the Series C Preferred Stock. The Series B Preferred Stock was convertible into 1,333,333 shares of Common Stock at $2.25 per share. Mr. Stallings also entered into a consulting agreement pursuant to which he provided consulting services to the Company’s insurance subsidiaries for $300,000 per annum. In the securities purchase agreement entered into between Mr. Stallings and the Company for this transaction, the Company agreed to nominate Mr. Stallings, and use its best efforts to cause him to be elected to the Board.

     Recapitalization Transactions. In the recapitalization which closed on January 21, 2005, of the 31,620 shares of Series A Preferred Stock held by GMSP and called in 2001 for redemption on January 1, 2006 at a redemption price of approximately $31.6 million, 13,500 shares (redemption value of $13.5 million) were exchanged for 19,125,612 shares of Common Stock. The remaining 18,120 shares of Series A Preferred Stock (which had been called for redemption in 2006 and have a redemption value of approximately $18.1 million) became redeemable at the option of the holders on January 1, 2011, and became entitled to receive cash dividends at the rate of 6% per annum until January 1, 2006 and 10% per annum thereafter until redemption. Those remaining 18,120 shares of Series A Preferred Stock remain convertible into 3,552,941 shares of Common Stock at $5.10 per share, continue to be entitled to vote on an as-converted basis, and remain redeemable at the option of the Company commencing June 30, 2005 at a price equal to stated value plus accrued dividends. The Company received an option to purchase all of the Series C Preferred Stock from GMSP, which the Company exercised on January 21, 2005 as part of the recapitalization for approximately $3.4 million from the proceeds of the sale of Common Stock in the recapitalization. The expiration date of GMSP’s Series B Warrant to purchase 1,550,000 shares of Common Stock for $2.5875 per share was extended to January 1, 2011 (the exercise price has subsequently been adjusted to $2.25 as a result of the Company’s rights offering completed in August, 2005). The investment management agreements of the Company and its insurance company subsidiaries with GMSP were terminated, as were the agreements entered into between the Company and GMSP in connection with their 1999 and 2001 transactions.
     Also as part of the recapitalization, (i) Mr. Stallings acquired 13,459,741 shares of Common Stock in exchange for $4,629,042 cash, his 3,000 shares of outstanding Series B Preferred Stock and his warrant expiring March 23, 2006 to purchase 1,050,000 shares of Common Stock for $2.25 per share, and (ii) First Western acquired 6,729,871 shares of Common Stock in exchange for $4,037,922 in cash. The purchase price of these shares was $0.60 per share.
     As a result of the recapitalization, the number of shares of Common Stock outstanding increased from 21,169,736 previously to 61,084,960 after closing of the recapitalization. GMSP now owns approximately 33% of the outstanding Common Stock, Mr. Stallings owns approximately 22% and First Western owns approximately 11%.
     In conjunction with the recapitalization, Mr. Stallings became executive Chairman of the Board of the Company, and Mr. Reis became Executive Vice President of the Company with responsibility for risk management. Mr. Stallings’ agreements entered into with the Company in the 2001 transactions were terminated, as was First Western’s consulting agreement with a subsidiary of the Company.
Employment Agreements with Messrs. Stallings, Anderson and Reis
     As an integral part of the recapitalization, the Company entered into new employment agreements with Messrs. Stallings and Reis and a amended employment agreement with Mr. Anderson, which were approved by shareholders on January 18, 2005.

     Stallings Employment Agreement. The Employment Agreement between the Company and Mr. Stallings provides, among other things, the following:
•	Mr. Stallings serves as our executive Chairman of the Board and receives an annual base salary of $300,000.

•	Mr. Stallings’ annual bonus will be an amount equal to 5% of “EBIT,” which is defined to mean, subject to certain adjustments, the sum of the Company’s consolidated income before Federal income taxes, interest expense and any bonuses accrued in respect of Mr. Stallings.
The term of Mr. Stallings’ employment is for three years and is automatically extended by an additional year on the same terms and conditions on each anniversary of the effective date (so that, as of each anniversary of the effective date, the term of the Employment Agreement remains three years), unless either party gives notice of an intention not to extend the term.
     Anderson Employment Agreement. As amended, the Employment Agreement between the Company and Mr. Anderson provides, among other things, the following:
•	Mr. Anderson serves as the Company’s President and Chief Executive Officer, positions he has held since 1998.

•	The Company issued 200,000 shares of Common Stock to Mr. Anderson on January 21, 2005, which shares are fully vested and not subject to forfeiture.

•	The Company entered into a restricted stock agreement with Mr. Anderson pursuant to which he was issued an additional 400,000 shares of restricted Common Stock that would vest and cease to be subject to forfeiture conditions as to 80,000 shares on each anniversary of the date of grant.

•	Mr. Anderson’s annual bonus will be an amount equal to 2% of “EBIT,” which is defined to mean, subject to certain adjustments, the sum of the Company’s consolidated income before Federal income taxes, interest expense and any bonuses accrued in respect of Mr. Anderson.
The term of Mr. Anderson’s employment is four years and is automatically extended by an additional year on the same terms and conditions on each anniversary of the effective date (so that, as of each anniversary of the effective date, the term of the Employment Agreement remains four years), unless either party gives notice of an intention not to extend the term.
     Mr. Anderson and the Company also agreed to a revised change in control agreement to replace an agreement entered into when Mr. Anderson joined the Company in 1998. See “Executive Compensation – Change in Control Agreements.”
     Reis Employment Agreement. The Employment Agreement between the Company and Mr. Reis provides, among other things, the following:

•	Mr. Reis serves as Executive Vice President of the Company and receives an annual base salary of $200,000.

•	Mr. Reis’ annual bonus will be an amount equal to 2.5% of “EBIT,” which is defined to mean, subject to certain adjustments, the sum of the Company’s consolidated income before Federal income taxes, interest expense and any bonuses accrued in respect of Mr. Reis.
The term of Mr. Reis’ employment is for three years beginning January 21, 2005 and will be automatically extended by an additional year on the same terms and conditions on each anniversary of the effective date (so that, as of each anniversary of the effective date, the term of the Employment Agreement remains three years), unless either party gives notice of an intention not to extend the term.
Blackhawk Motorsports Sponsorship
     On February 7, 2005 the Company executed a Sponsorship Agreement between Stallings Capital Group Consultants, Ltd. dba Blackhawk Motorsports (“Blackhawk”) and the Company pursuant to which the Company agreed to become primary sponsor of a Daytona Prototype Series racing team during a term commencing on the date of the agreement and continuing until January 31, 2006. The Sponsorship Agreement provides that, in consideration of the payment by the Company of a sponsorship fee, the Company will receive various benefits customary for sponsors of Daytona Prototype Series racing teams, including rights relating to signage on team equipment and access for customers and agents to certain race facilities.
     Following its recently completed recapitalization, the Company intends to use the sponsorship to build brand awareness and advance the Company’s distribution strategies.
     Blackhawk is owned and controlled by Mr. Stallings. The Company’s Board of Directors authorized entering into the agreement, and in authorizing the agreement, the Board of Directors considered Mr. Stallings’ role and concluded that, under the circumstances, the Sponsorship Agreement is fair to, and in the best interests of, the Company. The Sponsorship Agreement contains provisions protecting the Company’s interests, including a termination provision that permits the Company unilaterally to terminate the agreement at any time and thereby cease making installment payments of the sponsorship fee.
Office Lease with Crescent Real Estate Funding VIII, L.P.
     On May 3, 2005, the Company entered into an Office Lease (the “Lease”) with Crescent Real Estate Funding VIII, L.P., a Delaware limited partnership (“Crescent Funding”). The Lease is for a term of ten years, and the Company has the option of terminating the Lease at the end of the fifth year of the term subject to payment of a penalty. Pursuant to the Lease (amended as described below), the Company is renting approximately 40,464 square feet of office space in the office building located at 3333 Lee Parkway in Dallas, where the Company has moved its executive offices and relocated all of its operations previously located in Fort Worth, Texas and certain operations previously conducted in Miami, Florida. This step toward consolidation of operations is a component part of the Company’s long-term plan that was initiated in conjunction with the recapitalization of the Company. The lease commenced in September, 2005 upon completion of tenant improvements required by the Company for its reconfigured operations.
     The general partner of Crescent Funding is CRE Management VIII, L. P., a Delaware limited liability company, of which Crescent Real Estate Equities, Ltd., a Delaware corporation (“Crescent”), is the Manager. Crescent is also the owner of the building. Two of the directors of the Company, Robert W. Stallings (the executive Chairman of the Board of Directors) and John C. Goff, are members of the Board of Managers of Crescent. Mr. Goff is also the Chief Executive Officer and Vice Chairman of the Board of Managers of Crescent. As of September 30, 2005, Messrs. Stallings and Goff were the beneficial owners of 74,100 and 4,836,595 Common Shares, respectively, of Crescent. The Company’s executive offices were previously located at 1445 Ross Avenue, Suite 5300, Dallas, Texas, in a building also owned by a limited partnership managed by Crescent, pursuant to a lease expiring in August, 2006 (the “Old Lease”). Following the commencement of the Lease, the Company will receive credit against rent payments for approximately $11,800 per month of its rental payments on the Old Lease.
     Two amendments have been made to the Lease. The first amendment was entered into in connection with the Company’s exercise of its Preferential Right to Lease additional space when a prospective tenant sought to lease space contiguous to the Company’s initial space, and it also provided for temporary space to accommodate new employees of the Company hired in connection with the consolidation of certain operations in Texas. The second amendment allowed the Company to obtain enhanced signage rights in exchange for its agreement to lease the remaining space which had been subject to the Preferential Right to Lease, and which is expected to be used for expansion and relocation of additional operations from Florida.
     The average annual cost for base rental is approximately $685,000. Actual cash lease payments began upon commencement of the lease for space covered by the original lease and will begin after 12 months for space subject to the first amendment and 18 months for space subject to the second amendment. The Company has the right to terminate the lease after 60 months with payment of certain early termination penalties. The Company also has the right to extend the lease at then-applicable market rates for two successive five year periods commencing upon the expiration of the original term.
     The Lease was unanimously approved by the members of the Company’s Board of Directors other than Messrs. Stallings and Goff, who did not vote on the Lease, and the amendments were each approved by the Corporate Governance Committee.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth certain summary information concerning the compensation paid to any person who served as the Company’s chief executive officer and the other four most highly compensated executive officers of the Company for the fiscal year ending December 31, 2004 (collectively, the “Named Executives”). Information is provided on an accrual basis for the fiscal years ending on December 31 of the three years shown in the table below.
Summary Compensation Table

Name and		Salary	Bonus		All Other Compensation
Principal Position	Year	($)	($)		($)(2)
Glenn W. Anderson	2004	340,000	150,000		12,430	(3)
President and Chief	2003	340,000	150,000		22,066	(3)(4)
Executive Officer	2002	340,000	—	(1)	18,085	(3)

Michael S. Johnston	2004	178,000	90,000		3,600	(3)
President-Southeastern Region	2003	178,000	126,000		3,600	(3)
	2002	178,000	—	(1)	3,600	(3)

Richard M. Buxton	2004	170,000	35,000		5,267	(3)
Senior Vice President	2003	170,000	35,000		4,836	(3)
Corporate Affairs	2002	170,000	—	(1)	12,968	(3)(4)

Daniel J. Coots	2004	155,000	30,000		5,550	(3)
Senior Vice President and	2003	155,000	30,000		11,314	(3)(4)
Chief Financial Officer	2002	155,000	—	(1)	8,427	(3)(4)

Jackiben N. Wisdom	2004	125,000	—		3,834	(3)
Vice President-Claims	2003	125,000	—		7,330	(3)(4)
	2002	120,221	—	(1)	5,594	(3)

(1)	Due to financial losses suffered by the Company during the year and the Company’s need to conserve its capital, no bonuses were paid to Named Executives for the year ended December 31, 2002.

(2)	With respect to all of the Named Executives, amounts of other annual compensation were less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the year reported.

(3)	This amount includes the Company’s matching contribution under the 401(k) Plan, except that with regard to Messrs. Anderson, Buxton, and Coots, the 2002 amount also includes a holiday season cash payment of $300, and that with regard to Mr. Wisdom, the 2003 amount also includes a company appreciation cash payment of $288. In the case of Mr. Anderson, this amount also includes premiums paid for his benefit (i) on term life insurance in the amount of $1,027, $2,132 and $2,277 in 2004, 2003 and 2002, respectively, and (ii) on disability insurance in the amount of $5,254, $5,254 and $10,508 in 2004, 2003 and 2002, respectively.

(4)	In the case of Mr. Anderson, this amount includes a payment of $8,990 in 2003 for accrued vacation that was both unused and unusable. In the case of Mr. Buxton, this amount includes a payment of $8,343 in 2002 for accrued vacation that was both unused and unusable. In the case of Mr. Coots, this amount includes a payment of $6,713 and $2,699 in 2003 and 2002, respectively, for accrued vacation that was both unused and unusable. In the case of Mr. Wisdom, this amount includes a payment of $3,381 in 2003 for accrued vacation that was both unused and unusable.
Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR Values
     The following table summarizes for each of the Named Executives information regarding option exercises during the fiscal year ended December 31, 2004 and the value of unexercised options as of December 31, 2004.
Aggregated Option Exercises In The Last
Fiscal Year and FY-End Option Values

	Shares		Number of Securities				Value of Unexercised
	Acquired on	Value	Underlying Unexercised				In-The-Money
Name	Exercise (#)	Realized ($)	Options/SARs at FY-End				Options/SARs at FY-End ($)(1)
			Exercisable		Unexercisable		Exercisable	Unexercisable
Glenn W. Anderson President and Chief Executive Officer	—	—	50,000	(2)	180,000	(3)	—	—

Michael S. Johnston President-Southeastern Region	—	—	8,425	(2)	—		—	—

Richard M. Buxton Senior Vice President Corporate Affairs	—	—	53,164	(4)	—		—	—

Daniel J. Coots Senior Vice President and Chief Financial Officer	—	—	50,135	(5)	—		—	—

Jackiben N. Wisdom Vice President-Claims	—	—	1,275	(2)	—		—	—

(1)	Value of unexercised options at fiscal year-end is the difference between the exercise price of the stock options and $1.49, the fair market value per share of the underlying stock at December 31, 2004.

(2)	Exercisable at $5.50 per share.

(3)	Exercisable at $5.6875 per share.

(4)	Options to purchase 34,164 shares are exercisable at $6.03125 per share and options to purchase 19,000 shares are exercisable at $5.50 per share.

(5)	Options to purchase 35,135 shares are exercisable at $6.03125 per share and options to purchase 15,000 shares are exercisable at $5.50 per share.
Employee Benefit Plans
     At December 31, 2004, the Company had two plans under which options could be granted: the 1995 Option Plan and the 1998 Incentive Plan. The 1995 Option Plan expired in May, 2005, and 385,693 shares are currently reserved for issuance pursuant to options previously granted under this plan. The 1998 Incentive Plan was approved by the shareholders in 1998, and the aggregate number of shares of Common Stock that may be issued under the 1998 Incentive Plan is limited to 1,000,000, of which 333,825 shares are currently reserved for issuance upon exercise of outstanding options. Under the 1998 Incentive Plan, stock options (including incentive stock options and non-qualified stock options), stock appreciation rights and restricted stock awards may be granted. Options granted under both plans have a maximum ten year term.
     The 401(k) Plan was established to help eligible employees build financial security for retirement and to help protect them and their beneficiaries in the event of death or disability. Generally all employees of the Company are eligible to participate in the 401(k) Plan. The Company and the participant both make contributions to the 401(k) Plan. The 401(k) Plan currently permits employees to direct that their accounts be invested in specified mutual funds or other publicly traded securities. The 401(k) Plan Investment Committee determined in 2003 not to allow employees to direct that their 401(k) Plan accounts purchase additional shares of Common Stock; however, employee 401(k) Plan accounts which held Common Stock prior to that time may continue to hold those shares. The 401(k) Plan contains no restrictions on the disposition of interests in the Plan or Common Stock held by the 401(k) Plan, but participants in the 401(k) Plan will be subject to general policies of the Company regarding transactions involving Common Stock to facilitate compliance with applicable securities laws. Should the Company decide to change the 401(k) Plan trustee, there would be a period of time during which interests in the Plan could not be traded or otherwise disposed of.
     See “Certain Transactions” for additional information regarding arrangements relating to compensation of officers and key employees.
Compensation of Directors
     In 2004, each director of the Company who was not a full time employee of the Company received a quarterly retainer and a meeting fee for each in person meeting, plus expenses incurred in attending meetings of the Board. In 2004, each director received $4,000 as a quarterly retainer and $2,000 per scheduled Board meeting attended. Directors who are also full time employees of the Company are not separately compensated for their service as a director.
     Members of the Special Committee received $750 per Special Committee meeting attended, or $118,500 in the aggregate (including three quarterly retainer fee payments to Mr. Puckett of $5,000 each for services as Chairman of the Special Committee) for meetings through December 31, 2004 relating to the Company’s recapitalization.
     In May, 2005 the fees paid to directors who are not full time employees of the Company were revised. Effective July 1, 2005, each such director receives a $24,000 annual retainer, paid quarterly, and $2,000 per scheduled meeting attended. Directors who chair the Audit, Compensation and Corporate Governance committees are paid annual retainers of $8,000, $3,000 and $3,000, respectively, paid quarterly. Committee members are paid $500 per scheduled meeting attended.
     Directors have periodically been granted and hold stock options granted under the 1995 Option Plan and the 1998 Incentive Plan. See “Security Ownership of Certain Beneficial Owners and Management” for more information regarding stock options previously granted to directors.
     The proposed Long-Term Incentive Plan provides for grants of restricted stock and restricted stock units to directors; see “Proposal No. 3 – Approval of GAINSCO, INC. 2005 Long-Term Incentive Plan.”
Change in Control Agreements
     Of the Named Executives, Glenn W. Anderson, Richard M. Buxton and Daniel J. Coots (the “Change in Control Executives”) have each entered into agreements (“Change in Control Agreements”) which provide for the payment of benefits if he is actually or “constructively” terminated following a change in control of the Company. Such agreements are automatically extended for one additional year from each December 31st unless sooner terminated by the Company. Generally, no benefits generally are payable if a Change in Control Executive terminates his own employment other than for “good reason” or is terminated for cause. No benefits beyond those otherwise provided by the Company are provided if a Change in Control Executive’s employment terminates by reason of death, disability or retirement.
     If, within two years following a change in control, a Change in Control Executive is terminated by the Company for reasons other than cause, or if the Change in Control Executive terminates employment for “good reason,” the Change in Control Executive will be paid a lump sum cash payment. In the case of Mr. Anderson, the lump sum cash payment would be in an amount equal to two times Mr. Anderson’s base salary; provided, however, such payment shall not be less than 1.25 times the amount reported on Mr. Anderson’s Form W-2 issued by the Company with respect to the year preceding the date of actual or constructive termination. Under the terms of the Anderson Employment Agreement described above under “ELECTION OF DIRECTORS – Certain Transactions – Glenn W. Anderson Employment Agreement,” if Mr. Anderson is terminated without cause, he will be entitled to the greater of (i) the amount he would be entitled to upon such termination under the Anderson Employment Agreement in the absence of a change in control or (ii) the amount called for by his Change in Control Agreement. In the case of the other Change in Control Executives, the lump sum cash payment would be in an amount equal to 150% of the Change in Control Executive’s base salary. In the event any of such payments would not be deductible, in whole or in part, by the Company as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such payment would be reduced to the extent necessary to make the entire payment deductible.
     The Change in Control Agreements with Messrs. Buxton and Coots were entered into at the end of 2001 in place of prior agreements. The Change in Control Agreement with Mr. Anderson was entered into in August, 2004 as part of the Company’s recapitalization and replaced a previous agreement entered into when Mr. Anderson joined the Company in 1998.

Executive Severance Agreements
     Because of their importance to the Company, in August 2002 the Company entered into executive severance agreements with two senior executives, Richard M. Buxton and Daniel J. Coots. The agreements generally provide that the Company shall pay the executive, upon termination of the employment of the executive by the Company without cause or by the executive with good reason during the term of the agreement, a lump sum severance amount equal to the base annual salary of the executive as of the date that the executive’s employment with the Company ends. The current base annual salaries of Messrs. Buxton and Coots are $170,000 and $155,000, respectively. The executive severance agreements do not supersede the change in control agreements or any other severance agreements the employees may have with the Company.
     In May 2003, Michael S. Johnston, the President of the Personal Lines Division of the Company, entered into an Executive Severance Agreement with the Company. This agreement generally provides that if Mr. Johnston resigns his employment with the Company for good reason or if the Company terminates Mr. Johnston without cause or in connection with a change in control of National Specialty Lines, Inc. and DLT Insurance Adjusters, Inc. and Mr. Johnston is not offered employment with comparable compensation with the acquiring company in the change in control, the Company will pay Mr. Johnston an amount equal to his annual base salary at the time of termination or resignation. Also pursuant to this agreement, the Company and Mr. Johnston each mutually released the other from obligations under a stock purchase agreement and an employment contract between the Company and Mr. Johnston and generally from any and all other prior claims that each otherwise may have had against the other.
Retention Incentive Agreements
     The Company entered into retention incentive agreements with sixteen of its employees, three of whom are officers of the Company. Each of the retention incentive agreements generally required that the Company pay the applicable employee an amount based upon the employee’s annual base salary, less amounts owed by the Company to the employee pursuant to any change in control or severance agreements the employee may have had with the Company. The Company was obligated to pay and paid an aggregate of approximately $652,000 under these retention incentive agreements in April, 2005, fully discharging these obligations. Other than Jackiben N. Wisdom (who was not one of the Named Executives of the Company at the time he entered into his retention incentive agreement), none of the Named Executives of the Company were parties to the retention incentive agreements.
Compensation Committee Interlocks and Insider Participation
     The members of the Company’s Compensation Committee are John H. Williams, Chairman, Robert J. Boulware and Sam Rosen. No executive officer of the Company served as a member of the compensation committee of, or as a director of, another entity, one of the executive officers of which served either on the Compensation Committee or the Board.

Report of the Compensation Committee on Executive Compensation
     General. The Compensation Committee is composed of the non-employee directors named below. The Compensation Committee, as part of its review and consideration of executive compensation, takes into account, among other things, the following goals: (i) provision of incentives and rewards that will attract and retain highly qualified and productive employees; (ii) motivation of employees to high levels of performance; (iii) differentiation of individual pay based on performance; (iv) consideration of external competitiveness and internal equity; and (v) alignment of Company, employee and shareholder interests.
     The principal components of executive compensation are base pay, discretionary bonus, long-term incentives in the form of stock options or grants of restricted stock, and severance or retention payments. Executive compensation also includes various benefit and retirement programs. Each element has a somewhat different purpose and is considered in the determinations regarding the appropriate form and level of executive compensation, including the compensation of the Chief Executive Officer. The financial performance of the Company is also considered in determinations of executive compensation.
     Chief Executive Compensation. On April 17, 1998, Glenn W. Anderson assumed the position of President and Chief Executive Officer of the Company under the Anderson Employment Agreement described in this Proxy Statement under “ELECTION OF DIRECTORS — Certain Transactions – Anderson Employment Agreement” which was approved by the unanimous vote of the Board of Directors. The terms of Mr. Anderson’s original employment were based on arm’s length negotiations prior to Mr. Anderson agreeing to join the Company and the competition for experienced insurance executives qualified for service as President and Chief Executive Officer of the Company. On August 27, 2004 the Compensation Committee and the Board approved the amendment to Mr. Anderson’s employment agreement which is described under the same caption and which was approved by the shareholders on January 18, 2005. Under this amendment Mr. Anderson’s base salary was not changed and remains at $340,000, but (i) he received 600,000 shares of Common Stock on January 21, 2005, of which 400,000 were subject to forfeiture conditions that lapse as to 80,000 shares on each anniversary of the date of grant, and (ii) he will be entitled to an annual bonus equal to 2% of the Company’s EBIT (as defined in the amendment). Since this performance-based bonus arrangement was not in effect in 2004, the Compensation Committee approved a bonus of $150,000 to Mr. Anderson in recognition of his and the Company’s performance in 2004 and the role Mr. Anderson had played in the management team as Chief Executive Officer. This bonus was in the same amount as the bonus paid to Mr. Anderson for his contributions and leadership in 2003, even though the Company’s performance in 2004 was significantly better than in 2003.
     Other Executives. The compensation of the four most highly paid executive officers other than the Chief Executive Officer is disclosed in the Summary Compensation Table, which reflects the amounts earned under incentive programs intended to tie compensation to individual and Company performance during the year. In recognition of the significant strides the management group had made in improving the results of the Company’s operations in 2004, the Compensation Committee approved bonuses for 2004 of $35,000 to Richard M. Buxton, $30,000 to Daniel J. Coots and $90,000 to Michael S. Johnston.

     The policies of the Compensation Committee call for the inclusion in Company executive compensation packages not only of competitive salary and short term incentive elements, but also of incentives which emphasize the long-term enhancement of Common Stock value. No stock options or shares of restricted stock were granted to any executive officers in 2004. However, in an effort to encourage certain employees to remain with the Company while the Company closes out its commercial lines, the Company has previously entered into retention incentive agreements with sixteen of its employees, three of whom are officers of the Company. See “Retention Incentive Agreements” above. Recognizing the important role that Messrs. Buxton and Coots had been playing, and would be expected to continue to play, in the Company’s business transition, in August 2002 the Company entered into executive severance agreements with such senior executives. See “Executive Severance Agreements” above.
     Section 162(m). Section 162(m) of the Code denies a tax deduction for the compensation which exceeds $1,000,000 for any taxable year of any of a company’s chief executive officer and its four other highest compensated officers. However, performance-based compensation that has been approved by shareholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of outside directors (as defined for purposes of Section 162(m)). Although it is the basic policy of the Compensation Committee to attempt to preserve the deductibility of compensation provided by the Company, its ability to do so depends on the timing of the need to provide compensation awards and other factors beyond the control of the Compensation Committee.
     At a special meeting of shareholders on January 21, 2005, the shareholders of the Company approved the performance-based bonus arrangement in the amendment to Mr. Anderson’s employment agreement referenced above, as well as similar performance-based bonus arrangements in the employment agreements of James R. Reis and Robert W. Stallings described in this Proxy Statement under “ELECTION OF DIRECTORS — Certain Transactions – 2005 Recapitalization.” These performance-based bonus arrangements are intended to meet the requirements of Section 162(m).

John H. Williams, Chairman
Robert J. Boulware
Sam Rosen
     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Report of the Compensation Committee on Executive Compensation and the Performance Graph below shall not be incorporated by reference into any such filings.
Share Investment Performance
     The following graph shows changes over the five-year period ended December 31, 2004 in the value of $100 invested in: (1) the Common Stock; (2) the Standard & Poor’s Property-Casualty Insurance Index; and (3) the Standard & Poor’s 500 Index. The year-end value of each one of the hypothetical investments is based on share price appreciation plus stock dividends plus cash dividends, with the cash dividends reinvested on the date they were paid. The calculations exclude trading commission and taxes. Total shareholder returns for each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.
Five-Year Cumulative Total Return
Value of $100 Invested 12/31/99
For Fiscal Years Ended December 31
Fiscal Year Ended December 31

	GAINSCO, INC.	S&P 500 P&C INDEX	S&P 500 INDEX
1999	$100	$100	$100
2000	$ 50	$155	$ 91
2001	$ 31	$142	$ 80
2002	$ 2	$127	$ 63
2003	$ 4	$160	$ 80
2004	$ 28	$177	$ 89

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of the Audit Committee
     The Board has established an Audit Committee consisting of the following independent directors: Joel C. Puckett, Chairman, Harden H. Wiedemann and John H. Williams. See “ELECTION OF DIRECTORS – Nominees” above regarding the background of these individuals. Each member of the Audit Committee is an “independent director” as defined in the Audit Committee Charter adopted by the Board on May 19, 2003 (the “Audit Committee Charter”) and the rules of AMEX and the NYSE. The Committee reviews and assesses the adequacy of its charter on an annual basis, and evaluates the charter in light of the Sarbanes-Oxley Act of 2002 and the continuing promulgation by the SEC of rules thereunder.
     As described more fully in the Audit Committee Charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s accounting, financial reporting and related functions described therein. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG LLP (“KPMG”), the Company’s independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“GAAS”).
     The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and KPMG. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and KPMG on the basis of the information it receives, discussions with management and KPMG and the experience of the Audit Committee’s members in business, financial and accounting matters.
     The Company’s outside auditors are ultimately responsible to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select, oversee and replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement), including the resolution of any disagreements between management and the auditors regarding financial reporting. The Audit Committee has the further authority and responsibility to review the fees charged by the outside auditors, the scope of their engagement (including the prior approval of all engagements for audit and non-audit services to be performed) and proposed audit approach, and to recommend such review or auditing steps as the Audit Committee may consider desirable. The Audit Committee has delegated to its Chairman the authority to grant pre-approvals of audit and non-audit services in cases where the fees for the engagement do not exceed $10,000.
     The Audit Committee also discusses with KPMG the results of their audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and KPMG presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact on the Company or are the subject of discussions between management and KPMG. The Audit Committee meets with KPMG with and without management present. In addition, the Audit Committee generally oversees the Company’s internal compliance programs. The Chairman of the Audit Committee is designated in the Company’s codes of conduct as a person to whom violations thereof, and “whistleblower” complaints regarding accounting, internal controls or auditing matters, may be reported.
     Pursuant to the Audit Committee Charter, the Audit Committee has reviewed, and discussed with management and KPMG, the Company’s audited consolidated financial statements included in the Company’s SEC Form 10-K Report for its fiscal year ended December 31, 2004 and the opinion of KPMG dated March 30, 2005, based on KPMG’s audits in accordance with GAAS, that these consolidated financial statements present fairly, in all material respects, the consolidated balance sheets of the Company and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U. S. generally accepted accounting principles. The Audit Committee has discussed with management and KPMG any significant changes to the Company’s accounting principles, the quality of accounting principles and estimates used in the preparation of the Company’s financial statements, and any items required to be communicated by KPMG in accordance with Statement of Auditing Standards No. 61.
     The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board No. 1 and has reviewed and confirmed the independence of KPMG as independent auditors by requiring that KPMG submit to the Audit Committee a formal written statement delineating all relationships between KPMG and the Company, and has engaged in a dialogue with KPMG with respect to any disclosed relationships or services that may impact KPMG’s objectivity and independence. Based in part on the foregoing, following the Audit Committee’s discussions with management and KPMG, the Audit Committee recommended to the Board that the financial statements as of and for the years ended December 31, 2004 audited by KPMG be included in the Company’s Annual Report on SEC Form 10-K.
     The Board determined in March 2003 that none of the members of the Audit Committee is an “audit committee financial expert” as defined in the SEC rules adopted under the Sarbanes-Oxley Act of 2002, but that Audit Committee member Joel C. Puckett has attributes and experience that make it unnecessary for the Company to recruit an “audit committee financial expert” for the Board and Audit Committee. Mr. Puckett graduated with distinction from the University of Minnesota in 1965 with a degree in accounting and is a certified public accountant. After college, he worked for Arthur Andersen & Company for eight years and thereafter maintained his own public accounting practice; in these capacities his accounting experience relates primarily to tax and financial planning matters. In addition, Mr. Puckett was for a number of years the managing partner of a private venture capital fund and in that capacity sought investment opportunities, reviewed business plans and made investment decisions. He currently serves on the boards of directors of a bank and a bank holding company, neither of which is publicly held.

Joel C. Puckett, Chairman
Harden H. Wiedemann
John H. Williams
     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Report of the Audit Committee shall not be incorporated by reference into any such filings.

KPMG as Auditors
     KPMG, or its predecessor, has served as the Company’s independent auditors since 1984 and has been selected by the Audit Committee to serve as independent auditors for the Company’s fiscal year ending December 31, 2005. The Company has been advised that KPMG has no relationship with the Company or its subsidiaries other than that arising from the firm’s employment as auditors. Neither the Company, nor any officer, director, or associate of the Company, has any interest in KPMG.
     Representatives of KPMG attend some meetings of the Audit Committee of the Board. The Audit Committee reviews audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence.
     A representative of KPMG will be present at the Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees Paid to KPMG LLP
     The following table shows the fees paid or accrued by the Company for the audit and other services provided KPMG for fiscal years 2004 and 2003.

	For the Year Ended	For the Year Ended
	December 31, 2004	December 31, 2003
Audit Fees	$405,703	$257,800

Audit-Related fees (1)	111,174	199,774

Audit and Audit-Related fees	$516,877	$457,574

Tax fees (2)	75,350	146,265

All other fees	0	0

Total fees	$592,227	$603,839

(1)	Audit related fees of KPMG for the years ended December 31, 2004 and 2003 consisted of fees for services provided related to Section 404 of the Sarbanes-Oxley Act of 2002, statutory audit of insurance companies and audits of financial statements of employee benefit plans.

(2)	Tax fees of KPMG for the years ended December 31, 2004 and 2003 consisted of fees for tax consultation and tax compliance services.
Pre-Approval Policies of Audit Committee
     The Audit Committee Charter provides that any engagement of KPMG or any other outside auditor to render audit or non-audit services to the Company must be pre-approved by the Audit Committee. The Audit Committee has delegated to its Chairman the authority to grant pre-approvals of audit and non-audit services in cases where the fees for the engagement do not exceed $10,000. This pre-approval delegation does not apply to engagements for work in respect of the Company’s internal controls. During 2004, all services rendered to the Company by KPMG were pre-approved by either the Audit Committee or its Chairman acting within the scope of his delegated authority.
AMENDMENT TO ARTICLES OF INCORPORATION
REVERSE STOCK SPLIT
(Proposal No. 2)
     The Board of Directors has unanimously adopted a proposal to effect a one for four reverse stock split of all of the Company’s issued and outstanding common stock, par value $0.10 per share, as described below. Pursuant to the Company’s Articles of Incorporation, as amended, the Company is currently authorized to issue 250,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. On the Record Date, there were 80,800,012 shares of Common Stock and 18,120 shares of Series A Preferred Stock (which were convertible into 3,552,941 shares of Common Stock) outstanding. An amendment to Article 4 of the Company’s Articles of Incorporation is required in order to effect the proposed reverse stock split. The proposed Articles of Amendment to the Articles of Incorporation (the “Amendment”) will be substantially in the form attached hereto as Appendix A.
     Upon the effective date of the Amendment, each four outstanding shares of Common Stock (the “Old Common Stock”) will be automatically converted into one share of new common stock, $0.10 par value (“New Common Stock”). The number of authorized shares of New Common Stock will also be reduced to equal one fourth of the current number of authorized shares of Old Common Stock. Outstanding stock certificates for shares of Old Common Stock will thereafter automatically represent one fourth as many shares of New Common Stock. The Company will not issue fractional shares of New Common Stock; instead, the Company will pay to each holder who would otherwise be entitled to a fraction of a share, for each share of Old Common Stock that otherwise would have been converted into a fraction of a share of New Common Stock, an amount equal to the reported closing price of the Old Common Stock on the AMEX on the last trading day before the reverse stock split becomes effective.
     Shareholders should not submit any stock certificates until requested to do so. The surrender of certificates representing shares of Old Common Stock will not be necessary to effect the reverse stock split. However, after the reverse stock split is effective, the Company will request that holders of Old Common Stock send in their certificates to the transfer agent to be exchanged into certificates representing the appropriate number of shares of New Common Stock. No transfer fee or other fee will be payable by shareholders in order to exchange their certificates and to receive payment for any fractional shares.
     Reasons for the Reverse Stock Split. The Board believes that, once the reverse stock split is effective, the market price for shares of New Common Stock should initially approximate the prior market price of four shares of Old Common Stock. While the precise effects of the reverse stock split cannot be predicted with any certainty, the Board believes that some increase in the price at which the Company’s stock trades would be desirable. In that regard, many investors look upon low priced stocks as unduly speculative in nature and, as a matter of policy avoid investments in such stocks. The recent share price of our Common Stock may reduce the effective marketability of the shares because of the reluctance of some brokerage firms to recommend low priced stocks to their customers. Brokerage firm policies and practices tend to discourage individual brokers from dealing in low priced stocks for various reasons. Some of these policies and practices pertain to the payment of commissions and the time-consuming procedures that make handling low priced stocks economically unattractive to brokers. Many institutional investors have policies prohibiting them from holding low priced stocks in their portfolios. In addition, the structure of brokerage commissions tends to have an adverse effect upon holders of low priced stock because the brokerage commission on a purchase or sale generally represents a higher percentage of the sales price than the commission on higher priced stocks. Moreover, analysts at some brokerage firms will not follow or issue reports on lower priced stocks.
     Effective Date of the Reverse Stock Split. If Proposal Number 2 is approved by the shareholders, Articles of Amendment to the Company’s Articles of Incorporation would become effective when filed with the office of the Secretary of State of Texas or shortly thereafter; this is anticipated to occur shortly following the Meeting. While the Company intends to effect the reverse stock split as soon as practicable after approval by the shareholders, the Board reserves the right to delay or forego entirely the implementation of the reverse stock split if it decides that circumstances warrant such action.
     Effects of the Reverse Stock Split. The principal effect of the reverse stock split would be to decrease the number of outstanding shares of Common Stock from 80,800,012 to approximately 20,200,003 and the proposed Amendment will also reduce the number of authorized shares from 250,000,000 to 62,500,000. The reverse stock split would not change the proportionate equity interest in the Company of any shareholder or the voting rights associated with shares, except as may result from the elimination of fractional shares as discussed above. In addition, the Board will take appropriate action to adjust proportionately the number of shares of Common Stock issuable upon exercise of outstanding options and warrants and to adjust the related exercise prices to reflect the reverse stock split, and the number of shares covered by the 2005 Long-Term Incentive Plan and awards thereunder (see Proposal No. 3) will be adjusted proportionately.
     The reverse stock split will not affect the registration of the Common Stock under the Securities Exchange Act of 1934 (the “Exchange Act”), and the Company will continue to be required to file reports under the Exchange Act. Section 13(e) of the Exchange Act and Rule 13e-3 thereunder provide that certain transactions, including a reverse stock split, that have the effect of reducing the number of record holders to fewer than 300 may be characterized as “going private” transactions and are subject to additional procedural and disclosure requirements. The Company does not intend to take any action that would result in the characterization of the reverse stock split as transaction subject to such provisions, and the Company will not file the Articles of Amendment or complete the reverse stock split if doing so would cause the number of record holders to fall below 300. The Company expects that the reverse stock split can be effected without causing that result.
     The relative rights and preferences of the New Common Stock will be identical to the relative rights and preferences of the Old Common Stock. The par value for each share of New Common Stock will be $0.10, and the stated capital on the Company’s balance sheet attributable to Common Stock will be reduced to one fourth of the current amount, with a corresponding addition to the additional paid-in capital account. Future per share net income or loss and net book value per share will be increased because of the fewer number of shares outstanding following the reverse stock split.
     The reverse stock split may leave some shareholders with one or more “odd lots” of Common Stock, which means stock in amounts of less than 100 shares. Odd lots may be more difficult to sell or require greater transactions costs per share to sell than shares in even multiples of 100.
     Exchange of Stock Certificates and Payment for Fractional Shares. If the reverse stock split is implemented, each shareholder will be requested to exchange his or her stock certificate(s) for new certificate(s) representing the appropriate number of shares of New Common Stock. The Company’s transfer agent will furnish shareholders of record on the date that the reverse stock split becomes effective the necessary documents and instructions for the surrender and exchange of certificates. Any shareholder whose certificate for Old Common Stock has been lost, destroyed or stolen will be entitled to issuance of a new certificate representing shares of New Common Stock upon satisfaction of requirements of the Company and the transfer agent.
     Under the Texas Business Corporation Act, shareholders of the Company are not entitled to exercise dissenters’ rights as a result of a reverse stock split.
     Material U. S. Federal Income Tax Consequences of the Reverse Stock Split. The following discussion summarizes the material federal income tax consequences of the reverse stock split on shareholders and is based on the Code, the regulations thereunder, and judicial and administrative rulings in effect as of the date of this Proxy Statement, all of which may change, possibly with retroactive effect. This discussion does not address all aspects of U. S. Federal income taxation that may be relevant to a shareholder in light of the shareholder’s particular circumstances, such as, without limitation, shareholders who are not residents of the United States, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, shareholders who acquired their stock by the exercise of options or other derivative securities or as compensation. This discussion assumes that shareholders hold their shares of Old Common Stock as capital assets within the meaning of Section 1221 of the Code.
     The reverse stock split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code, and no gain or loss will be recognized by the Company in connection with the reverse stock split. The receipt by a shareholder of shares of New Common Stock, except to the extent that cash is received in lieu of fractional shares, will be a nontaxable transaction for federal income tax purposes. Consequently, except with respect to cash received in lieu of fractional shares, a shareholder will not recognize taxable gain or loss with respect to the transaction. A shareholder who receive cash in lieu of a fractional share of New Common Stock will generally recognize gain or loss equal to the difference between the tax basis of the portion of Old Common Stock allocated to the fractional share of New Common Stock and the cash received for the fractional share.
     The aggregate tax basis of the shareholder’s shares of Old Common Stock, excluding the portion of the basis allocable to fractional shares, will carry over as the tax basis of the shareholder’s shares of New Common Stock received as a result of the reverse stock split. Each shareholder will be required to allocate his or her basis in the shares of Old Common Stock ratably among the total number of shares of New Common Stock received as a result of the reverse stock split. The holding period of the shares of New Common Stock will include the holding period during which the shareholder held the shares of Old Common Stock, provided that the Common Stock is held as a capital asset when the reverse stock split is completed.
     The reverse stock split will not affect the number of shares of Series A Preferred Stock outstanding, but the number of shares of Common Stock into which such shares are convertible will be adjusted proportionately.
     The Board recommends a vote FOR the approval of the Articles of Amendment, which requires the affirmative vote of at least two thirds of the shares entitled to vote at the meeting. An abstention from voting and broker non-votes will be included in computing the number of shares present for purposes of determining the presence of a quorum at the Meeting and whether the affirmative vote of a majority of the shares present at the Meeting has been received, but will not be counted as a vote either “For” or “Against” the Proposal. Thus abstentions and broker non-votes will have the same effect as votes “Against” the Proposal.
GAINSCO, INC. 2005 LONG TERM INCENTIVE PLAN
(Proposal No. 3)
     On October 12, 2005 the Board adopted the 2005 GAINSCO, INC. Long-Term Incentive Plan (the “Plan”), subject to its approval by the shareholders. This action was taken following the recommendation of the Plan by the Compensation Committee. The purpose of the Plan is to foster and promote the long-term financial success of the Company and to increase shareholder value by: (a) encouraging the commitment of persons who receive awards under the Plan (“Grantees”), (b) motivating superior performance of key employees by means of long-term performance related incentives, (c) encouraging and providing Grantees with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s shareholders, (d) attracting and retaining Grantees by providing competitive compensation opportunities, and (e) enabling Grantees to share in the long-term growth and success of the Company.
     The Company has two equity compensation plans in effect pursuant to which stock options have been issued (see “EXECUTIVE COMPENSATION – Employee Benefit Plans”), although no new options have been granted under either of such plans since May, 2000. The Plan is intended to be the sole vehicle for awarding equity interests to employees or Non-Executive Directors (defined in the Plan as “Outside Directors”) on a prospective basis. Accordingly, if the Plan is approved by shareholders, the Board intends to terminate the 1995 Option Plan and the 1998 Incentive Plan. Some existing outstanding options under those plans would remain outstanding, but no new options or other forms of equity compensation would be granted.
     The following is a general summary of the Plan and is qualified in its entirety by reference to the terms of the Plan. The text of the Plan is set forth in Appendix B to this Proxy Statement.
Total Shares Available; Maximum Individual Award
     A maximum of 8,080,000 shares of Common Stock (10% of the outstanding shares of Common Stock as of the Record Date) would be available for awards under the Plan. If Proposal No. 2, the reverse stock split, is implemented, the number of shares in the Plan will be adjusted in proportion to that action, and the maximum number of shares available under the Plan would be adjusted to 2,020,000. All shares that are subject to awards would be subtracted from the pool of shares available for future awards and would only become available to be awarded again in the event that shares subject to awards lapse due to a failure to achieve required performance levels or the termination of the status of a Grantee as an employee or Non-Executive Director without vesting of such shares.

     The Plan also provides that the maximum number of Restricted Stock Units or shares of Restricted Stock that may be awarded to any Grantee in any fiscal year is 2,000,000.
Adjustments to Numbers of Shares
     The number of shares of Common Stock covered by outstanding awards, the number of shares available for awards, and any other calculation relating to the number of shares under the Plan, are all subject to proportional adjustment in order to prevent dilution or enlargement of the relative benefits available under the Plan. For example, the proposed reverse stock split, if implemented, would cause a proportional reduction in the number of shares available under the Plan and the same proportional adjustment in the number of shares awarded and the number available for future awards. Similarly, for other increases or decreases in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares, stock dividend, or stock split or reverse stock split, the relevant numbers of shares would be increased or decreased as appropriate.
Eligibility
     Awards may be made by the Compensation Committee to any full time employee or Non-Executive Director of the Company. The Company anticipates that awards will be limited to a relatively small number of key executives and to Non-Executive Directors.
Types of Awards
     The Plan only contemplates two types of awards, Restricted Stock Units and Restricted Stock.
     Restricted Stock Units are intended for key employees of the Company expected to contribute significantly to the Company’s achievement of its strategic objectives. A Restricted Stock Unit is a contractual right of a Grantee to receive shares of Common Stock at a future date, if conditions specified in the award are satisfied. Although the Plan would permit the Compensation Committee to make awards to key employees which would result in the vesting of shares based solely on the passage of time, it is the current intention of the Compensation Committee that all awards of Restricted Stock Units will be based on the attainment of specific Performance Criteria selected by the Compensation Committee at the time that awards are made.
     Restricted Stock may be awarded by the Compensation Committee in such amounts and on such terms as it determines to be appropriate. However, as indicated above, awards to key employees are generally expected to be in the form of performance-based Restricted Stock Units, rather than Restricted Stock.
     Restricted Stock awards would be available for awards to Non-Executive Directors. These awards would be made by the entire Board, rather than the Compensation Committee. The Board made the awards shown in the table captioned “NEW PLAN BENEFITS – Non-Executive Director Group” for 2005 in conjunction with its consideration and approval of the Plan.

Performance Goals
     Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to our Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company, which would include the value of incentive awards, may not be deductible to the extent that is exceeds $1 million. However, the Company is able to preserve the deductibility of such compensation if the conditions of Section 162(m) are met. These conditions include the approval of the Plan by shareholders, setting limits on the number of awards that any individual may receive under the Plan, and establishing performance-based criteria that must be satisfied before an award will vest or be settled.
     The Company has designed the Plan so that it permits compensation that qualifies as performance-based under Section 162(m) because the Compensation Committee may make specified performance criteria applicable to any award. In devising Performance Criteria which may be the basis of awards, the Compensation Committee sought to identify criteria that are consistent with the Company’s business strategies and to align the interests of designated key employees with those of shareholders by linking all awards to the achievement of specified performance objectives. While it would be permissible for the Compensation Committee in particular cases to grant awards that are not tied to Performance Criteria, it is the general expectation of the Compensation Committee and management that most awards will be based solely on satisfying Performance Criteria designated for specific awards.
     As determined by the Compensation Committee at the time of grant, Restricted Stock awards and Restricted Stock Unit awards made under the Plan could be granted to any full time employee based on one or more of the following business criteria (the “Performance Criteria”):
•	Premiums written in operating region;

•	Premiums written – consolidated;

•	Earnings before or after taxes of operating region;

•	Earnings before or after taxes – consolidated;

•	Operating ratio, or components thereof (including loss ratio) in operating region;

•	Operating ratio, or components thereof (including loss ratio) – consolidated;

•	Performance of the Company’s investment portfolio;

•	Achievement of strategic development initiatives; or

•	Return on equity.
     The Compensation Committee generally expects that any awards to executive officers would be based on Performance Criteria at the consolidated corporate level, while those to key regional executives would be based, at least in part, on results in the relevant operating region or other geographic or operating unit.

     The Compensation Committee expects that performance-based awards will be made on a multi-year basis, with equal percentages of the Restricted Stock Units eligible for vesting in each fiscal year to which the award applies. See “NEW PLAN BENEFITS” below, which describes initial award decisions made by the Compensation Committee in conjunction with its consideration of the Plan.
     The Plan provides that, following the end of a performance period, the Compensation Committee must certify whether the applicable performance levels have been achieved and the portion of each award, if any, for each Grantee that became vested for the applicable performance period.
Plan Administration
     The Compensation Committee recommended the Plan to the Board and will administer the Plan, subject to the authority of the Board to oversee the Plan and make certain specified decisions regarding the Plan. The Compensation Committee will make all award decisions (including the selection of specific Performance Criteria used to determine whether awards are vested, except for awards benefiting members of the Compensation Committee, which will be made by the full Board). In addition, the Compensation Committee will be responsible under the Plan for the following matters as well as overall administration and implementation of the Plan: (i) determination of whether awards will be subject to restrictions on transfer, (ii) construction and interpretation of the terms of the Plan and all award agreements and other agreements entered into pursuant to the Plan; (iii) establishment of rules for administration of the Plan and amendment of such rules; and (iv) other determinations necessary or advisable for administration of the Plan.
Obligations Unfunded
     Obligations of the Company under the Plan will be based solely on contractual obligations created in the Plan and related award agreements, and no such liability or obligation shall be deemed to be secured by any pledge or other encumbrance of property of the Company.
Effect of Termination of Employment or Cessation of Service as Director
     Except in the event of a change in control (discussed below), the Plan generally provides that, in order for an award to vest, the Grantee must be an employee or Non-Executive Director through the last day of the applicable performance period. However, the Plan provides a limited exception to this requirement in any case in which a Grantee who would otherwise be eligible for vesting of Restricted Stock Units or Restricted Stock dies, becomes disabled or is terminated without cause during the last three months of a fiscal year. In such events, vesting would occur as to a pro rata portion of the amount that would otherwise vest in a full performance period.

Change in Control
     Any unvested Restricted Stock Units and Restricted Stock would fully vest upon the occurrence of a change in control, as defined in the Plan. Generally, a change in control would occur in the event that either (1) any Person (as defined in the Plan) not including GMSP, Messrs. Goff, Stallings or Reis or their affiliates or associates become the beneficial owners of a majority of the outstanding shares of Common Stock of the Company, or (2) the Company ceases to be engaged, directly or indirectly, in the insurance business (as defined in the Plan).
Deferral of Awards
     Under the Plan, the Compensation Committee may permit a Grantee of Restricted Stock Units to elect to defer settlement of vested units and thereby defer taxation, subject to applicable limitations on such deferrals imposed by the Code. The Plan contains specific provisions governing the manner in which such deferrals could be made.
Rights Related to Distributions
     The Plan generally provides that, until Restricted Stock Units have vested, the Grantee does not acquire any interest in any distributions which may be made on the underlying shares, although any outstanding awards would be adjusted as described above under “Adjustments to Number of Shares.” With respect to vested Restricted Stock Units as to which settlement has been deferred at the election of the Grantee, the Plan provides that the Grantee’s deferred Units would be adjusted by the additional Units corresponding to the amount of the distribution. In the case of grants of Restricted Stock, in which the Grantee would immediately become the owner at the time of the award, subject to forfeiture of shares which do not vest, the Grantee would be entitled to any distributions with respect to the shares.
Term of Plan
     The Plan will terminate on December 31, 2010, unless it is terminated earlier by the Board. Outstanding awards made prior to termination of the Plan would continue to be outstanding and subject to the applicable terms thereof including, if applicable, Performance Goals associated with such awards.
Amendment and Termination of Plan
     The Board may amend or terminate the Plan at any time, but no amendment may be adopted without further approval of shareholders if it would (i) increase the number of shares available under the Plan (except for adjustments such as those discussed above), (ii) amend the classes of persons eligible for awards, (iii) extend the term of the Plan, (iv) increase the maximum limits on awards to Covered Employees as set for compliance with the performance-based exception to Section 162(m) of the Code, or (v) decrease the authority of the Compensation Committee in contravention of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (which rule provides certain regulatory benefits for certain awards made pursuant to plans administered by a committee comprised solely of non-employee directors).

Certain U. S. Federal Income Tax Consequences
     The following summarizes the material U.S. federal income tax consequences to the Company and to Grantees with respect to Awards granted in accordance with the Plan. This summary is based on the Code and the U.S. Treasury regulations promulgated thereunder as in effect on the date of this Proxy Statement, all of which may change with retroactive effect. This summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to Grantees. This summary does not address state, local or non U.S. tax consequences, which will vary from jurisdiction to jurisdiction.
     This summary is not intended to be relied upon, and cannot be relied on, by any person for the purpose of avoiding penalties that may be imposed under the Code or otherwise. Grantees are encouraged to consult their own tax advisors concerning specific federal income tax or other tax consequences of their participation in the Plan.
     A Grantee who receives an Award of Restricted Stock or Restricted Stock Units will not recognize taxable income at the time of grant as long as the Award is subject to a substantial risk of forfeiture as a result of performance-based vesting targets or continued service requirements. A Grantee will generally recognize ordinary income and, if the Grantee is an employee, be subject to wage and employment tax withholding when the substantial risk of forfeiture expires or is removed in the case of Restricted Stock or upon settlement in the case of Restricted Stock Units. A Grantee who receives an Award of Restricted Stock may elect to recognize income at the time the Grantee receives the Restricted Stock in accordance with Section 83(b) of the Code. The Company will generally be entitled to a corresponding deduction equal to the amount of income the Grantee recognizes, subject to limitations imposed by Section 162(m) of the Code described below.
     Awards granted under the Plan may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code to preserve the Company’s deduction with respect to annual compensation that otherwise may be subject to the deduction limitation of Section §162(m). The deferral provisions of the Plan that apply to Restricted Stock Units are intended to comply with the election, anti-acceleration and distribution provisions of Section 409A of the Code which provides for inclusion in gross income, penalties and interest with respect to amounts deferred under nonqualified deferred compensation plans that do not comply with those requirements.
NEW PLAN BENEFITS
     In connection with its consideration of the Plan, the Compensation Committee reviewed award recommendations submitted by management and, subject to the approval of the Plan by shareholders, adopted awards of up to 4,843,750 Restricted Stock Units to key employees of the Company (which are eligible for vesting over a five year period) and 102,000 shares of Restricted Stock to non-employee directors (which would vest in 2006 based on 2005 service). The awards reflected in the table below would be made to (i) the Named Executives, (ii) the Company’s Executive Officers (identified elsewhere in this Proxy Statement under the caption

“ELECTION OF DIRECTORS – Executive Officers”), (iii) Non-Executive Directors as a group, and (iv) employees who are not among the Company’s Executive Officers.
     Except for the awards of shares of Restricted Stock to Non-Executive Directors, all of the awards shown in the table are Restricted Stock Units which may become vested only as a result of the achievement of Performance Criteria specified for each award.
2005 Long-Term Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Units (2)
Glenn W. Anderson President and Chief Executive Officer	—	312,500 per year for five years

Michael S. Johnston President – Southeastern Region	—	137,500 per year for five years

Richard M. Buxton Senior Vice President Corporate Affairs	—	56,250 per year for five years

Daniel J. Coots Senior Vice President and Chief Financial Officer	—	56,250 per year for five years

Jackiben N. Wisdom Vice President – Claims	—	—

Executive Group (4 persons)(3)	—	456,250 per year for five years

Non-Executive Director Group (6 persons)	—	102,000 shares of Restricted Stock(4)

Non-Executive Officer Employee Group (8 persons)	—	512,500 per year for five years

(1)	Dollar values of the awards shown are not determinable.

(2)	Number of Units shown for the Named Executive Officers and for each category except Non-Executive Director Group refers to the maximum number of Restricted Stock Units that may be earned in each of the five years covered by the applicable award(s) (2005-2009). Actual number of Units vested, if any, will be determined by level of performance with respect to specific Performance Goals selected by the Compensation Committee for each award. Under the proposed award agreements, Restricted Stock Units which do not vest in a fiscal year may be carried forward for possible vesting in subsequent years, depending on achievement of cumulative performance levels in subsequent years.

(3)	Two Executive Officers (Messrs. Stallings and Reis) did not receive awards.

(4)	Number of Units shown for Non-Executive Directors are shares of Restricted Stock, which vest upon completion of a period of service as director.
     The portion of the awards reflected in the foregoing table that would vest based on 2005 performance is not expected to comply with the requirements of Section 162(m) of the Code for “performance-based” compensation, because the Compensation Committee did not make award decisions during the time period contemplated by Section 162(m). However, the Company expects that vesting based on performance in subsequent years should qualify under the applicable requirements.

Required Vote
     The affirmative vote of the holders of a majority of the shares voting FOR or AGAINST the proposal to approve the Plan is required in order to approve the Plan.
Recommendation of the Board
     The Board recommends that shareholders vote “FOR” approval of the Plan. Proxies will be voted in favor of approval of the Plan unless a shareholder specifies otherwise.
ACTION TO BE TAKEN UNDER THE PROXY
     The accompanying proxy will be voted “FOR” the election of the eight persons recommended by the Board and named under “ELECTION OF DIRECTORS” as nominees for director of the Company unless the proxy is marked in such a manner as to withhold authority to so vote, and “FOR” Proposals No. 2 and 3 unless it is marked to withhold authority to vote or to vote against either or both of such proposals. The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. The Board knows of no matters, other than the three proposals discussed above, that are to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.
DATE OF RECEIPT OF SHAREHOLDER PROPOSALS
     Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder proposal in its proxy statement for the purpose of an annual or special meeting. Pursuant to the rule, in order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2006 annual meeting of shareholders of the Company, a proposal must be received at the principal executive offices of the Company on or before June 27, 2006. However, if the date of the 2006 annual meeting of shareholders changes by more than 30 days from the date of the 2005 meeting, the deadline is a reasonable time before the Company begins to print and mail its proxy materials.
     If a proposal is submitted for action at the 2006 annual meeting other than by the process provided by Rule 14a-8, the shareholder proposal must meet the requirements of Section 2.12 of the Bylaws of the Company. Section 2.12 of the Bylaws provides that to be timely, a proposal must be delivered to or mailed and received at the Company’s principal executive offices not less than 50 days nor more than 75 days prior to the meeting; provided, that if less than 65 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, a shareholder’s notice to the Company must be received not later than the close of business on the 15th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made.

ANNUAL REPORTS
Form 10-K
     The Company will furnish to each person whose proxy is being solicited, upon written request of any such person, and without charge, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2004, and all amendments thereto, as filed with the SEC, including the financial statements and schedules thereto. Such report was filed with the SEC on March 30, 2005. Requests for copies of such report should be directed to GAINSCO, INC. Investor Relations, 3333 Lee Parkway, Suite 1200, Dallas, Texas 75219, telephone (972) 629-4301. This Form 10-K Report, as well as the Company’s other filings with the SEC, may be read and copied at the SEC’s public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549.
     Please call the SEC at 1.800.SEC.0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.
Annual Report to Shareholders
     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2004 is being mailed concurrently with the mailing of this Proxy Statement or has previously been mailed to shareholders of record as of October 10, 2005. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.
     Please date, sign and return the enclosed Proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated. You may also vote your shares by using the internet or telephone in accordance with the instructions contained on the enclosed form of Proxy.

APPENDIX A
AMENDMENT TO ARTICLES OF INCORPORATION
REVERSE STOCK SPLIT
     The amendment revises Article 4.A. of the Amended Articles of Incorporation to read in its entirety as follows:
     ARTICLE 4. SHARES.
     A.     (1) The Company is authorized to issue two classes of shares to be designated respectively as “Common Stock” and “Preferred Stock.” The total number of shares which the Company shall have authority to issue is Seventy Two Million Five Hundred Thousand (72,500,000). The number of shares of Common Stock authorized is Sixty Two Million Five Hundred Thousand (62,500,000), and each such share shall have ten cents ($.10) par value. The number of shares of Preferred Stock authorized is Ten Million (10,000,000), and each such share shall have One Hundred Dollars ($100.00) par value.
     (2)      Each four (4) shares of previously authorized Common Stock issued and outstanding immediately prior to the effective date of this Amendment shall, upon the effective date of this Amendment pursuant to the Texas Business Corporation Act, without the necessity of any further action, automatically be combined into and immediately represent one (1) validity issued, fully paid and non-assessable share of Common Stock of the Company, $0.10 par value. The Company shall not issue fractional shares with respect to the combination. To the extent that any shareholder holds a number of shares of Common Stock immediately prior to the effective date of this Amendment that would otherwise be combined into a fraction of a share, such shareholder shall receive a cash payment in lieu thereof in an amount (rounded to the nearest cent) equal to four times such fraction multiplied by the closing price for one share of Common Stock as reported by the American Stock Exchange on the last trading day preceding the effective date of this Amendment.

Appendix B
GAINSCO, INC.
2005 LONG-TERM INCENTIVE
COMPENSATION PLAN

ARTICLE I
GENERAL PROVISIONS

1.1	Name	1
1.2	Purpose	1
1.3	Definitions	1
1.4	Plan Administration	7
1.5	Shares Available for Incentive Awards	8
1.6	Share Pool Adjustments for Awards and Payouts	8
1.7	Common Stock Available	9
1.8	Eligibility	9
1.9	Awards to Outside Directors	9
1.10	Types of Incentive Awards	9

	ARTICLE II
	RESTRICTED STOCK

2.1	Award of Restricted Stock	9
2.2	Restrictions	10
2.3	Delivery of Shares	11

	ARTICLE III
	RESTRICTED STOCK UNITS

3.1	Grants of Restricted Stock Units	11
3.2	Vesting	12
3.3	Adjustment with Respect to Restricted Stock Units	12
3.4	Settlement of Restricted Stock Units	12
3.5	Deferral of Settlement of Restricted Stock Unit	12

	ARTICLE IV
	PERFORMANCE GOALS

4.1	Performance Criteria	13
4.2	Role of Committee	14
4.3	Additional Requirements	14
4.4	Right of Recapture	15

	ARTICLE V
	PROVISIONS RELATING TO PLAN PARTICIPATION

5.1	Incentive Agreement	15
5.2	No Right to Employment	16
5.3	Securities Requirements	16
5.4	Transferability	16
5.5	Rights as a Shareholder	16

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5.6	Change in Stock and Adjustments	17
5.7	Termination, Death or Disability	19
5.8	Change in Control of the Company	19
5.9	Exchange of Incentive Awards	20

	ARTICLE VI
	GENERAL

6.1	Effective Date	20
6.2	Funding and Liability of Company	20
6.3	Withholding Taxes	20
6.4	No Guarantee of Tax Consequences	21
6.5	Designation of Beneficiary by Grantee	21
6.6	Deferrals	21
6.7	Amendment and Termination	21
6.8	Requirements of Law	22
6.9	Rule 16b-3 Securities Law Compliance For Insiders	22
6.10	Compliance with Code §162(m)	22
6.11	Notices	23
6.12	Pre-Clearance Agreement with Brokers	23
6.13	Successors to Company	23
6.14	Miscellaneous Provisions	23
6.15	Severability	24
6.16	Usage; Interpretation	24
6.17	Governing Law	24

- ii -

GAINSCO, INC.
2005 LONG-TERM INCENTIVE COMPENSATION PLAN
ARTICLE I
GENERAL PROVISIONS
     1.1 Name. This Plan shall be known as the “GAINSCO, INC. 2005 Long-Term Incentive Compensation Plan.”
     1.2 Purpose. The purpose of the Plan is to foster and promote the long-term financial success of the Company and to increase shareholder value by: (a) encouraging the commitment of Grantees, (b) motivating superior performance of Grantees by means of long-term performance related incentives, (c) encouraging and providing Grantees with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s shareholders, (d) attracting and retaining Grantees by providing competitive compensation opportunities, and (e) enabling Grantees to share in the long-term growth and success of the Company.
     The Plan is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.
     The Plan is intended to comply with the requirements of Code §409A(a)(2), (3) and (4) and any regulatory or other guidance issued under such subsections to avoid the consequences of plan failures as set forth in Code §409A(a)(1). Any terms of the Plan or any Incentive Agreement that conflict with such guidance shall be null and void as of the Effective Date. To the extent necessary or advisable, the Committee may amend the Plan to delete any conflicting provisions and to add such other provisions as are required to fully comply with the applicable provisions of §409A and any other legislative or regulatory requirements applicable to the Plan.
     The Plan will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 6.7, until all Shares subject to the Plan have been acquired according to its provisions.
     1.3 Definitions. The following terms shall have the meanings set forth below:
     “Authorized Officer” means the Chairman of the Board, the President or any other senior officer of the Company to whom either of them or the Committee delegates the authority to execute any Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself.
     “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.
     “Board” means the Board of Directors of the Company.

     “Cause” means, in the case of a Grantee who is an Employee, the termination of the Grantee’s Employment by any GAINSCO Company by reason of (i) the failure by the Grantee to perform the Grantee’s assigned duties with any GAINSCO Company (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness); (ii) the Grantee’s malfeasance, gross negligence or recklessness in the performance of the Grantee’s duties or responsibilities; (iii) the engaging by the Grantee in any position or conduct, whether or not a conflict of interest, which is either intentionally, or demonstrably and materially, injurious to any GAINSCO Company, monetarily or otherwise; (iv) the failure by the Grantee to obey written directions of the Chairman of the Board or the President of the Company; (v) the Grantee’s conviction of a felony or a crime involving moral turpitude; (vi) the Grantee ceases to be eligible to hold the Grantee’s position with any GAINSCO Company as a result of any statute or rule, regulation or interpretation of or by any regulatory agency or other governmental or public authority; (vii) the Grantee’s fraud upon any GAINSCO Company; (viii) any breach by the Grantee of any code of conduct adopted by a GAINSCO Company and applicable to Grantee; or (ix) any misappropriation by Grantee of any property of a GAINSCO Company or a customer of a GAINSCO Company.
     A “Change in Control of the Company” shall be deemed to have occurred if, after the date of the Award,
     (a) any Person (other than an Approved Person (as defined below)) becomes the Beneficial Owner, directly or indirectly, of a majority or more of the then outstanding Common Stock; or
     (b) the Company ceases to be engaged, directly or through one or more Subsidiaries or Affiliates, in the Insurance Business;
provided, however, that in no event shall any increase in a Person’s Beneficial Ownership of Common Stock as a result of the acquisition of securities of the Company by the Company or any of its Subsidiaries be deemed a Change in Control of the Company.
     As used in this Plan, (w) “Approved Person” means any of (1) an employee benefit plan of the Company (or a trustee or other fiduciary holding securities for such a plan) (collectively, an “Employee Plan”), or (2) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (3) a Person not less than a majority of whose voting securities are Beneficially Owned by the Company or any of its Subsidiaries after giving effect to the transaction, or (4) any of Goff Moore Strategic Partners, L.P., a Texas limited partnership, John C. Goff, Robert W. Stallings, James R. Reis, First Western Capital, LLC, an Arizona limited liability company, or any employee, partner, Affiliate or Associate of any of the foregoing Persons, or any group (within the meaning of Rule 13d-5 under the Exchange Act) of which any of them is a member; (x) “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified Person (for this purpose the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise); (y) “Associate” means, with respect to any Person, (i) any corporation or entity (other than the Company or a Subsidiary of the Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of the Voting Stock, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Company or any of its Subsidiaries; and (z) “Insurance Business” means any one or more of (i) the soliciting, writing, underwriting, arranging, issuing, ceding, assuming, renewing or servicing (as an insurer, agent, broker or otherwise) of policies, contracts or treaties of insurance, coinsurance or reinsurance or related products or (ii) the administering, adjusting or servicing of claims on policies, contracts or treaties of insurance, coinsurance or reinsurance or related products.
     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate Governmental Authority. References herein to any provision of the Code shall refer to any successor provision thereto.
     “Committee” means the Compensation Committee of the Board so long as the Compensation Committee consists of not less than two directors who fulfill both the “nonemployee director” requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirements of Code §162(m); provided that in the event the Compensation Committee is not so composed, “Committee” shall mean a subcommittee of the Compensation Committee or another committee or subcommittee designated by the Board which satisfies both of such requirements.
     “Common Stock” means the common stock, par value $0.10 per share, of the Company, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.
     “Company” means GAINSCO, INC., a Texas corporation, and any successor in interest thereto.
     A “Corporate Event” shall be deemed to have occurred if, after the date of the Award, (A) the Company merges or consolidates with any other corporation or other entity, or another corporation or other entity acquires Common Stock pursuant to a Share Exchange, in each case other than a merger, consolidation or Share Exchange which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof; or (B) a dissolution of the Company.
     “Covered Employee” means a named executive officer who is one of the group of covered employees, as defined in Code §162(m) and Treasury Regulation §1.162-27(c) (or its successor).
     “Deferral Election” means an election to delay settlement with respect to a Restricted Stock Unit Award pursuant to Section 3.5(a) below.

     “Deferred Restricted Stock Unit” mean one or more Restricted Stock Units as to which a Grantee has elected to defer the date of settlement pursuant to the provisions of Section 3.5(a) below.
     “Disability” means a condition of a Grantee as a result of which the Grantee is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan provided by a GAINSCO Company.
     “Distribution” means any dividend, distribution of subscription rights or other distribution by the Company in respect of any of its Common Stock.
     “Distribution Right” means any right to receive Distributions.
     “Effective Date” means the date on which the Board approves the Plan.
     “Employee” means any full-time, salaried employee of any of the GAINSCO Companies within the meaning of Code §3401(c) who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the GAINSCO Companies, including officers who are members of the Board.
     “Employment” means that the individual is employed as an Employee, or by any corporation issuing or assuming an Incentive Award in any transaction described in Code §424(a), or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Code §424(a). In this regard, the transfer of a Grantee from Employment by a GAINSCO Company to another GAINSCO Company shall not be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, or health, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or written agreement. All determinations regarding Employment, and the termination of Employment hereunder, shall be made by the Committee.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means (i) the average of the high and low reported sales prices of a Share on the date as of which Fair Market Value is to be determined, or if no such sales were made on such date, the closing sales price on the immediately preceding business day of a Share, in each case as reported on the principal market on which the Common Stock is traded, including the National Association of Securities Dealers’ OTC Bulletin Board System, National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the American

Stock Exchange (“ASE”), or other national securities exchange or stock market on which Shares are then listed or admitted to trading, or (ii) if the Common Stock is not so traded, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau’s “Pink Sheets” on such date, or if no such quotes appeared in the “Pink Sheets” for such date, the “Pink Sheets” on the immediately preceding business day.
     “GAAP” means generally accepted accounting principles for financial reporting in the U.S., consistently applied.
     “GAINSCO Company” means any of the Company or any of its direct or indirect Subsidiaries.
     “Governmental Authority” means any U.S. federal, state, local, foreign, supernational or supranational court or tribunal, governmental, regulatory or administrative agency, department, bureau, authority, commission or arbitral panel.
     “Grantee” means any Employee or Outside Director who is granted an Incentive Award under the Plan.
     “Incentive Award” or “Award” means a grant of an award under the Plan to a Grantee, including any Restricted Stock Award or Restricted Stock Unit Award.
     “Incentive Agreement” means the written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 5.1.
     “Insider” means an individual who is, on the relevant date, an officer, director or Beneficial Owner of ten percent or more of any class of the Company’s equity securities that is registered pursuant to §12 of the Exchange Act, all as defined under §16 of the Exchange Act.
     “Outside Director” means a member of the Board who is not at the time of grant of an Incentive Award an Employee.
     “Parent” means any corporation (whether now or hereafter existing) which constitutes a “parent” of the Company, as defined in Code
§424(e).
     “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code §162(m), as prescribed in Code §162(m)(4)(C) and Treasury Regulation §1.162-27(e) (or its successor).
     “Performance-Based Restricted Stock” means shares of Restricted Stock awarded to a Grantee pursuant to Article II that are subject to a risk of forfeiture if the applicable Performance Goals are not met within the Performance Period.
     “Performance Criteria” has the meaning set forth in Section 4.1.
     “Performance Goal” means the objective formula or method established by the Committee in accordance with Article IV based on Performance Criteria specified by the

Committee for the applicable Performance Period for determining a Grantee’s right to and the payment value of any Restricted Stock Award or Restricted Stock Unit Award that is intended to qualify for the Performance-Based Exception.
     “Performance Period” means a period of time determined by the Committee over which the applicable Performance Goals are measured for the purpose of determining a Grantee’s right to and the payment value of any Restricted Stock Award or Restricted Stock Unit Award that is intended to qualify for the Performance-Based Exception.
     “Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority.
     “Plan” means the GAINSCO, INC. 2005 Long-Term Incentive Compensation Plan, as set forth herein and as it may be amended from time to time.
     “Restricted Stock” means Shares issued or transferred to a Grantee pursuant to Article II.
     “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Grantee pursuant to Article II.
     “Restricted Stock Unit” means a contractual right granted to a Grantee pursuant to Article III to receive, as determined by the Committee and set forth in the Incentive Agreement, a share of Common Stock on a specified date, subject to the terms and conditions set forth in the Plan and in the applicable Incentive Agreement.
     “Restricted Stock Unit Award” means an authorization by the Committee to grant Restricted Stock Units to a Grantee pursuant to Article III.
     “Restriction Period” means the period of time determined by the Committee and set forth in the Incentive Agreement during which the transfer of Restricted Stock by the Grantee is restricted.
     “SEC” means the U.S. Securities and Exchange Commission.
     “settlement” means the satisfaction of the Company’s obligation associated with a Grantee’s Award by payment to the Grantee of the Award amount by the delivery of Shares as specified in the applicable Incentive Agreement or as otherwise provided in this Plan or the applicable Incentive Agreement.
     “Share” means a share of the Common Stock.
     “Share Exchange” means the exchange of equity securities pursuant to a plan of exchange (within the meaning of TBCA Article 5.02).
     “Share Pool” means the number of Shares authorized for issuance under Section 1.5, as adjusted for awards and payouts under Section 1.6 and as adjusted for changes in corporate capitalization under Section 5.6.

     “Shareholder Approval” means the approval of the matter submitted for shareholder vote by the holders of not less than a majority of the outstanding shares of Voting Stock present in person or by proxy at a meeting of shareholders and voting for or against, or expressly abstaining from voting on, the matter.
     “Subsidiary” means any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Code §424(f) of the Code, and any limited liability company, partnership, or other entity in which the Company controls fifty percent or more of the voting power or equity interests.
     “TBCA” means the Texas Business Corporation Act, as amended, or any successor law (including the Texas Business Organizations Code) that replaces the Texas Business Corporation Act.
     “U.S.” means the United States of America.
     “vest” means, with respect to an Award, that the Grantee’s right to the Award is not subject to a substantial risk of forfeiture as a result of either the satisfaction or lapse of any condition or restriction applicable to the Award.
     “Voting Stock” means the outstanding shares of capital stock or other securities of a Person entitled to vote generally in an election of directors or the equivalent of the Person, including in the case of the Company the Common Stock and the Series A Convertible Preferred Stock, par value $100.00 per share, and any class of stock into which such shares may hereafter be converted, reclassified or recapitalized.
     1.4 Plan Administration.
     (a) Authority of the Committee. Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who may participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares or units subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan’s administration; provided that the Board shall exercise all of the powers of the Committee in respect of any Award made to any member of the Committee. Further, the Committee may make all other determinations which may be necessary or advisable for the administration of the Plan.
     (b) Decisions Binding. All determinations and decisions of the Committee shall be made in its sole and absolute discretion pursuant to the terms and provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its shareholders, Employees, Grantees, and their estates and beneficiaries. The Committee’s decisions with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

     (c) Modification of Outstanding Incentive Awards. Subject to the Shareholder Approval requirements of Section 6.7 and the applicable requirements of the Performance-Based Exception, the Committee may provide for the extension of an Incentive Award, accelerate the vesting of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee.
     (d) Expenses of Committee. The Committee may employ legal counsel, including independent legal counsel and counsel regularly employed by the Company, and other consultants and agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel, consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including meeting expenses and professional fees, shall be paid by the Company.
     (e) Surrender of Previous Incentive Awards. The Committee may grant Incentive Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Incentive Awards as the Committee directs or awards granted under other plans of the Company. Incentive Awards granted on the condition precedent of surrender of outstanding Incentive Awards shall not count against the limits set forth in Section 1.5 until such time as such previous Incentive Awards are surrendered and cancelled.
     1.5 Shares Available for Incentive Awards.
     (a) Subject to adjustment under Section 5.6, there shall be available for Incentive Awards that are granted wholly or partly in Restricted Stock or Restricted Stock Units an aggregate of 8,080,000 Shares.
     (b) The number of Shares that are the subject of Incentive Awards under this Plan which are cancelled, forfeited or terminated, or lapse or expire, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe procedures concerning the counting of Shares against the Plan maximum.
     (c) Subject to adjustment as provided in Section 5.6, in any fiscal year of the Company during any part of which the Plan is in effect, no Grantee may be granted Restricted Stock Awards and Restricted Stock Unit Awards with respect to more than 2,000,000 Shares. This limitation shall be construed and administered so as to comply with the Performance-Based Exception.
     1.6 Share Pool Adjustments for Awards and Payouts. The number of Shares authorized for issuance under the Share Pool shall be (a) reduced on a one Share for one Share basis by the grant of an Incentive Award, and (b) increased on a one Share for one Share basis by the cancellation, termination, expiration, forfeiture, or lapse for any reason of an Incentive Award.

     1.7 Common Stock Available. The Common Stock available for issuance or transfer under the Plan shall be made available from authorized but unissued Shares or treasury stock of the Company. No fractional Shares shall be issued under the Plan; payment for fractional Shares shall be made in cash.
     1.8 Eligibility.
     (a) Employees and Outside Directors shall be eligible to receive Incentive Awards under the Plan.
     (b) A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.
     1.9 Awards to Outside Directors. Any Awards granted to Outside Directors shall be granted to all Outside Directors on a non-discretionary basis based on a formula approved from time to time by the Board.
     1.10 Types of Incentive Awards. The types of Incentive Awards under the Plan are Restricted Stock as described in Article II and Restricted Stock Units as described in Article III.
ARTICLE II
RESTRICTED STOCK
     2.1 Award of Restricted Stock.
     (a) Grant. Shares of Restricted Stock, which may be Performance-Based Restricted Stock as designated by the Committee, may be awarded by the Committee with such restrictions during the Restriction Period as the Committee shall designate. Any such restrictions may differ with respect to a particular Grantee. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Incentive Agreement and, during the Restriction Period, such Shares of Restricted Stock shall remain subject to a “substantial risk of forfeiture” within the meaning given to such term under Code §83. Any Restricted Stock Award may, at the time of grant, be designated by the Committee as Performance-Based Restricted Stock that is intended to qualify for the Performance-Based Exception without regard to whether the Grantee is a Covered Employee.
     (b) Immediate Transfer Without Immediate Delivery of Restricted Stock. Unless otherwise specified in the Grantee’s Incentive Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee, entitling such Grantee to all voting and other ownership rights in such Shares.
     If and as specified in the applicable Incentive Agreement, a Restricted Stock Award may limit the Grantee’s Distribution Rights during the Restriction Period in which the shares of Restricted Stock are subject to a “substantial risk of forfeiture” and restrictions on transfer. In the applicable Incentive Agreement, the Committee may apply any restrictions to the Distribution Rights that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Performance-Based Restricted Stock granted to a Covered Employee, is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions to Distribution Rights with respect to such Shares of Restricted Stock, such that the Distribution Rights or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. In the event that any Distribution Right constitutes a derivative security or an equity security pursuant to the rules under §16 of the Exchange Act, if applicable, such Distribution Right shall be subject to a Restriction Period equal to the remaining Restriction Period of the Shares of Restricted Stock with respect to which the distribution is made.
     Shares awarded pursuant to a grant of Restricted Stock or Performance-Based Restricted Stock may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee (or a person designated by the Committee) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, until such time as the Restriction Period has expired. All such terms and conditions shall be set forth in the Grantee’s Incentive Agreement. The Committee (or its delegate) shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.
     2.2 Restrictions.
     (a) Forfeiture of Restricted Stock. Restricted Stock awarded to a Grantee may be subject to the following restrictions until the expiration of the Restriction Period: (i) any restriction that constitutes a “substantial risk of forfeiture” (as defined in Code §83), or a restriction on transferability; (ii) unless otherwise specified by the Committee in the Incentive Agreement, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Grantee to such Shares shall terminate; and (iii) any other restrictions that the Committee determines in advance are appropriate, including rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the Grantee’s Incentive Agreement.
     (b) Issuance of Certificates. Reasonably promptly after the date of grant with respect to Shares of Restricted Stock, the Committee shall cause to be issued a stock certificate, registered in the name of the Grantee to whom such Shares of Restricted Stock were granted, evidencing such Shares; provided, however, that the Committee shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank by the Grantee with respect to such Shares. Each such stock certificate shall bear the following legend or any other legend approved by the Committee:
THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE GAINSCO, INC. 2005 LONG-TERM INCENTIVE COMPENSATION

PLAN AND AN INCENTIVE AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND GAINSCO, INC. A COPY OF THE PLAN AND INCENTIVE AGREEMENT ARE ON FILE IN THE MAIN CORPORATE OFFICE OF GAINSCO, INC.
     (c) Removal of Restrictions. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is necessary or appropriate.
     2.3 Delivery of Shares. Subject to withholding taxes under Section 6.3 and to the terms of the Incentive Agreement, a stock certificate evidencing the Shares of Restricted Stock with respect to which the restrictions in the applicable Incentive Agreement have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions; provided, however, that any certificates shall bear such legends as the Committee may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.
ARTICLE III
RESTRICTED STOCK UNITS
     3.1 Grants of Restricted Stock Units.
     (a) Grant. The Committee may grant Restricted Stock Units on the terms and conditions set forth in the Plan, and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee may from time to time determine, including the satisfaction of any applicable Performance Goals. Each Restricted Stock Unit awarded to a Grantee shall correspond to one share of Common Stock. Each Incentive Agreement covering a Grant of Restricted Stock Units shall specify (i) the number of Restricted Stock Units granted; (ii) the date of grant; (iii) the vesting requirements applicable to such Restricted Stock Units, including any applicable Performance Goals or other conditions that the Committee determines must be satisfied in order to remove any restrictions with respect to such Award; and (iv) any other terms that the Committee deems appropriate.
     (b) Rights. A Grantee shall have no voting or other ownership rights, including Distribution Rights, with respect to any Restricted Stock Unit Award until the date of issuance of Shares in settlement of the Award; provided that notwithstanding the foregoing and except as otherwise provided in the applicable Incentive Agreement, in the event that the Company shall declare a Distribution (other than a Distribution of subscription or other rights) the record date for which occurs during the period after the vesting date but before the settlement date of the Award, a Grantee’s vested Deferred Restricted Stock Unit Award shall be increased (unless an adjustment for such event has been made under Section 5.6 or otherwise under the Plan or the applicable Incentive Agreement) by a number of Units equal to the number of Shares that is equal (i) in the case of a Distribution payable in Shares, to the number of Shares paid with respect to Shares then represented by the Award (including amounts previously credited under this Section 3.1(b)); and (ii) in the case of a Distribution payable in cash or property, the number of Shares determined by dividing (x) the amount of the cash or the fair market value of the property in the Distribution with respect to the number of Shares then represented by the Award

(including amounts previously credited under this Section 3.1(b)) by (y) the Fair Market Value of a Share on that date, and the resulting number of Shares shall be rounded to the nearest whole number of Shares. Adjustments to a Grantee’s Restricted Stock Unit Award pursuant to this Section 3.1(b) shall be subject to the same terms, conditions and restrictions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Shares originally subject to the Award.
     3.2 Vesting. The Committee shall establish the vesting requirements applicable to Restricted Stock Units granted hereunder, which vesting requirements shall specify any periods of time within which such Award may be subject to forfeiture and any applicable Performance Goals or other conditions that the Committee shall determine and specify in the Incentive Agreement.
     3.3 Adjustment with Respect to Restricted Stock Units. Except as provided in Section 4.3(c) with respect to an Award intended to qualify for the Performance-Based Exception, the Committee may at any time accelerate the date on which any restrictions applicable to Restricted Stock Units shall lapse.
     3.4 Settlement of Restricted Stock Units. Except as provided in Section 3.5 below with respect to Deferral Elections, on the date on which the restrictions applicable to Restricted Stock Units lapse, or at such other times as the Committee shall determine, all restrictions contained in the Incentive Agreement covering such Restricted Stock Units and in the Plan shall lapse as to such Restricted Stock Units and the Restricted Stock Units will be settled in Common Stock. One or more stock certificates for the appropriate number of Shares, free of the restrictions set forth in the Plan and applicable Incentive Agreement, shall be delivered to the Grantee or such Shares shall be credited to a brokerage account if the Grantee so directs; provided, however, that any certificates shall bear such legends as the Committee may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.
     3.5 Deferral of Settlement of Restricted Stock Unit.
     (a) Election. With the consent of the Committee, any Grantee may elect to defer the time of settlement with respect to all or any portion of a Restricted Stock Unit Award. In no event, however, may a Grantee elect to defer the time of settlement of any Restricted Stock Unit Award that he has already received or would otherwise have an unrestricted right to receive currently except as permitted by applicable legal requirements. Any Deferral Election shall be made at such time and in such manner as may be specified by the Committee in accordance with applicable legal requirements and may not be changed at any time thereafter. A Grantee’s Deferral Election shall specify the time and manner of settlement of all deferred amounts, which election shall be subject to the requirements of subsection (b) of this Section 3.5.
     (b) Settlement. A Grantee’s Deferred Restricted Stock Unit shall be settled at such time or times as the Grantee may elect in accordance with subsection (a) above. In no event may Grantor elect that settlement be made earlier than one or more of the following: (i) the date of the Grantee’s separation from service with the Company; (ii) the date of the Grantee’s Disability; (iii) the date of the Grantee’s death; (iv) a specified time (or pursuant to a fixed schedule) specified by the Grantee at the date of the Deferral Election; (v) an unforeseeable emergency (as determined by the Committee) or (vi) a Change in Control of the Company. If a Grantee does not elect a time of settlement, it shall be presumed that the Grantee elected that settlement be made as of the earliest to occur of the date of the Grantee’s separation from service with the Company, the date of the Grantee’s Disability or death. If the Grantee does not elect otherwise, it shall be presumed that the Grantee elected for settlement to be made at one time rather than in installments.
     (c) Code § 409A Provisions. Notwithstanding the foregoing provisions of this Section 3.5(b):
     (i) if the Change in Control of the Company fails to satisfy the requirements of a change in ownership or effective control under guidance issued by the Secretary of the Treasury under Code § 409A so that an immediate payment may not be made without violating the provisions of Code § 409A, any payment or issuance to which Grantee is entitled on a Change in Control of the Company will be deferred to the earliest date such payment may be made without violating such provision; and
     (ii) in the case of any 409A Specified Employee as defined below, the date on which any payment is otherwise required to be made under the Agreement will be deferred to a date that is six months after the date of Grantee’s separation from service with the Company (or, if earlier, the date of Grantee’s death) to the extent necessary to comply with the provisions of Code § 409A and the guidance issued by the Secretary of the Treasury under Code § 409A. The term “409A Specified Employee” is defined in Code § 409A(a)(2)(B)(i) and, in general, means any Employee of the Company at the time that any Shares are publicly traded on an established securities market or otherwise who at any time during the calendar year is:
     (I) an officer of the Company having an annual compensation greater than $130,000 (as such amount may be adjusted at the same time and in the same manner as under Code § 415(d)), provided, however, that no more than 50 Employees (or, if lesser, the greater of 3 or 10 percent of the Employees) shall be treated as officers;
     (II) a 5-percent owner of the Company, or
     (III) a 1-percent owner of the Company having an annual compensation from the Company of more than $150,000.
ARTICLE IV
PERFORMANCE GOALS
     4.1 Performance Criteria. As determined by the Committee at the time of grant, Restricted Stock Awards and Restricted Stock Unit Awards made under the Plan may be granted to any Employee or Outside Director in accordance with the requirements of the Performance-Based Exception based on one or more of the following business criteria (the “Performance Criteria”):

     (a) Premiums written in operating region;
     (b) Premiums written — consolidated;
     (c) Earnings before or after taxes of operating region;
     (d) Earnings before or after taxes — consolidated;
     (e) Operating ratio, or components thereof (including loss ratio) in operating region;
     (f) Operating ratio, or components thereof (including loss ratio) — consolidated;
     (g) Performance of the Company’s investment portfolio;
     (h) Achievement of strategic development initiatives; or
     (i) Return on equity.
     Performance Goals may be stated or measured (i) in absolute terms, relative to comparison companies or indices, or relative to the capitalization of the Company or the number of shares outstanding from time to time; (ii) in accordance with formulae adopted by the Committee; or (iii) with respect to the Company, any entity which is an Affiliate of the Company, or any Subsidiary, unit or division of the Company.
     4.2 Role of Committee. The Committee may establish one or more Performance Goals for each Incentive Award. In establishing the Performance Goals for each applicable Incentive Award, the Committee may provide that the effect of specified extraordinary or unusual events will be included or excluded (including all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principles, all as determined in accordance with standards by Opinion No. 30 of the Accounting Principles Board (“APB Opinion 30”) or other authoritative financial accounting standards). The Performance Goals specified in any Incentive Agreement need not be applicable to all Incentive Awards, and may be particular to an individual Grantee’s function or position with the Company.
     4.3 Additional Requirements. Any Incentive Award that is intended to qualify for the Performance-Based Exception shall also be subject to the following:
     (a) No later than the earlier of (i) 90 days following the commencement of each Performance Period and (ii) the day on which 25% of the Performance Period has elapsed (or such other time as may be required or permitted by the Performance-Based Exception), the Committee shall, in writing, specify (1) the Performance Goals applicable to the Performance Period for the Incentive Award; and (2) the portion of the Incentive Award that will vest upon attainment of the Performance Goals. The Performance Goals shall satisfy the requirements of the Performance-Based Exception, including the requirement that the achievement of the Performance Goals be substantially uncertain at the time they are established and that the Performance Goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met.

     (b) Following the completion of each Performance Period, the Committee shall certify in the minutes of the Committee whether the applicable Performance Goals have been achieved and the portion of the Incentive Award, if any, for each Grantee that became vested in the Performance Period.
     (c) In determining the portion of the Incentive Award, if any, for each Grantee that actually vests in the applicable Performance Period, the Committee shall have the right to reduce (but not increase) the vested percentage that would otherwise be earned at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
     4.4 Right of Recapture. If at any time after the date on which an Award has become vested or Shares are issued pursuant to the attainment of a Performance Goal, the Committee determines that the earlier determination as to the achievement of the Performance Goal was based on false or misleading data and that in fact the Performance Goal had not been achieved or had been achieved to a lesser extent than originally determined, then any Award or portion of an Award that became vested based on such incorrect determination shall be deemed to be not vested and the Grantee shall be obligated to return to the Company, and the Committee may attempt to recover from the Grantee, any transfer of Shares made to the Grantee with respect to such Award or portion of an Award.
ARTICLE V
PROVISIONS RELATING TO PLAN PARTICIPATION
     5.1 Incentive Agreement. Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement shall contain specific terms as determined by the Committee with respect to the Grantee’s particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly situated Grantees. The Incentive Agreement may include vesting, forfeiture and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee (a) shall not disclose any confidential information acquired during Employment with the Company, (b) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (c) shall not interfere with the employment or other service of any employee, (d) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (e) shall forfeit any non-vested portion of an Incentive Award if the Grantee’s Employment is terminated for any reason or, in the case of an Outside Director, the Grantee ceases to be a member of the Board, (f) shall not be permitted to make an election under Code §83(b) when applicable, and (g) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including a shareholders’ agreement, buy-sell agreement, or other agreement restricting the transferability of Shares by Grantee. An Incentive Agreement shall include such terms and conditions as are determined by the Committee to be appropriate with respect to any individual Grantee. The Incentive Agreement shall be signed by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

     5.2 No Right to Employment. Nothing in the Plan or any Incentive Agreement shall (i) confer upon any Grantee any Employment rights (including any right to continued Employment) for any period, (ii) entitle any Grantee to any remuneration or benefit not set forth in the Plan or the applicable Incentive Agreement, or (iii) in interfere with, or limit in any way, the right of any GAINSCO Company to terminate the Employment of any Grantee who is an Employee at any time without regard to the existence of the Plan or any Incentive Agreement.
     5.3 Securities Requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.
     The Committee may defer the effectiveness of any action in respect of any Incentive Award in order to allow the issuance of Shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.
     If the Shares issuable or deliverable pursuant to an Incentive Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares such legend that the Company considers necessary or advisable to comply with the Securities Act of 1933 and applicable state securities laws.
     5.4 Transferability. Incentive Awards granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined under Code §414(p)).
     The designation by a Grantee of a beneficiary of an Incentive Award shall not constitute a transfer of the Incentive Award. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 5.4 shall be void and ineffective.
     5.5 Rights as a Shareholder.
     (a) No Shareholder Rights. Except as otherwise provided in Section 2.1(b) for grants of Restricted Stock or in Section 3.1(b) for grants of Restricted Stock Units, a Grantee of an Incentive Award shall have no voting rights, Distribution Rights or other rights as a shareholder with respect to any Shares until the issuance of a stock certificate or other record of ownership for such Shares.

     (b) Representation of Ownership. In the case of settlement of an Incentive Award to a person or estate acquiring the right to such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person. The Committee may also require such consents and releases of taxing authorities as it deems advisable.
     5.6 Change in Stock and Adjustments.
     (a) Changes in Law or Circumstances. Subject to Section 5.8 (which only applies in the event of a Change in Control of the Company), in the event of any change in applicable law or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants an equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should so determine that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan and (ii) the number of Shares subject to Incentive Awards. The Committee shall cause notice to be given to each applicable Grantee of such adjustment which shall be effective and binding even if notice is not given.
     (b) Exercise of Corporate Powers. The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.
     (c) Recapitalization of the Company. Subject to Section 5.8 (which only applies in the event of a Change in Control of the Company), if while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of Shares, dividend payable in Shares, or any stock split or reverse stock split of the Shares, then the number of Shares available under the Plan and the number of Incentive Awards shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced. The Committee shall take such action and whatever other action it deems appropriate so that the value of each outstanding Incentive Award to the Grantee shall not be affected by a corporate action described in this Section 5.6(c).
     (d) Issue of Common Stock by the Company. Except as hereinabove expressly provided in this Section 5.6 and subject to Section 5.8 (which only applies in the event of a Change in Control of the Company), the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares covered by previously granted Incentive Awards; provided, however, in such event but, subject to any restrictions on Distribution Rights in the Incentive Agreement, outstanding Shares of Restricted Stock shall be treated the same as outstanding unrestricted Shares.
     (e) Assumption Under the Plan of Stock Based Incentive Awards. Notwithstanding any other provision of the Plan, the Committee may authorize the assumption and continuation under the Plan of stock-based incentive awards that were granted under a stock incentive plan or agreement that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation. Any such action shall be upon such terms and conditions as the Committee may deem appropriate, including provisions to preserve the holder’s rights under the previously granted stock-based incentive award. Any such assumption and continuation of any such previously granted and unexercised incentive award shall be treated as an outstanding Incentive Award under the Plan and shall thus count against the number of Shares reserved for issuance pursuant to Section 1.5. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall reduce the Shares available for grants under Section 1.5.
     (f) Assumption of Incentive Awards by a Successor. Subject to the accelerated lapse of restrictions and other provisions of Section 5.8 that apply in the event of a Change in Control of the Company, in the event of a Corporate Event, (i) each Grantee shall be entitled to receive, in lieu of the number of Shares subject to Incentive Awards, such shares of capital stock or other securities or property as may be deliverable with respect to or in exchange for the number of Shares which Grantee would have received had the Grantee’s Incentive Award been settled immediately prior to such Corporate Event, together with any adjustments; and (ii) the Committee may take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards in the event of a Corporate Event.
     Notwithstanding the previous paragraph of this Section 5.6(f), but subject to the accelerated lapse of restrictions and other provisions of Section 5.8 that apply in the event of a Change in Control of the Company, in the event of a Corporate Event, the Committee shall have the right and power to: (i) cancel, effective immediately prior to the occurrence of the Corporate Event, each outstanding Incentive Award and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event; provided, however, this clause (i) shall be inapplicable to an Incentive Award granted within six months before the occurrence of the Corporate Event if the Grantee is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under §16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Incentive Award after the expiration of six months from the date of grant; or (ii) provide for the exchange or substitution of each Incentive Award outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Incentive Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee in the number of Shares or amount of property (including cash) subject to the Incentive Award; or (iii) provide for assumption of the Plan and such outstanding Incentive Awards by the surviving entity or its parent.
     The Committee shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Section 5.6(f).
     5.7 Termination, Death or Disability.
     (a) Events Occurring Within Last Three Months of a Year. Unless otherwise expressly provided in the Grantee’s Incentive Agreement, if the Grantee’s Employment is terminated within the last three months of any calendar year during a performance or service vesting period by the Company without Cause or due to the Grantee’s death or Disability or for any reason in the case of a Grantee who is an Outside Director, then any non-vested portion of any Incentive Award that otherwise would have vested in that year shall be prorated based on the number of days that the Grantee was employed or served as an Outside Director during that year and such prorata portion shall vest and be settled as soon as administratively feasible. The remaining non-vested portion of any outstanding Incentive Award shall terminate and no further vesting shall occur.
     (b) Other Events. Unless otherwise expressly provided in the Grantee’s Incentive Agreement, if the Grantee’s Employment is terminated at any time or for any reason other than as specified in Section 5.7(a) above, then any non-vested portion of the Grantee’s outstanding Incentive Award shall immediately terminate and no further vesting shall occur.
     (c) Continuation. Subject to the conditions and limitations of the Plan and applicable law and regulation, in the event that a Grantee ceases to be an Employee or an Outside Director, the Committee and Grantee may mutually agree with respect to any Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting requirements applicable to the Incentive Award; or (ii) for any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Incentive Award, a written amendment to the Grantee’s Incentive Agreement shall be required.
     5.8 Change in Control of the Company. Notwithstanding any contrary provision in the Plan, in the event of a Change in Control of the Company, the following actions shall automatically occur as of the day immediately preceding the date of the Change in Control of the Company unless expressly provided otherwise in the individual Grantee’s Incentive Agreement:
     (a) all of the unlapsed restrictions and conditions with respect the Incentive Award then outstanding shall be deemed to lapse, and the Restriction Period with respect thereto shall be deemed to have expired, and thus each such Incentive Award shall become fully vested; and
     (b) with respect to Restricted Stock Units, settlement shall be made to each Grantee within seven days following the date of the Change in Control of the Company.

     Notwithstanding the occurrence of any of the foregoing events set out in this Section 5.8 which would otherwise result in a Change in Control of the Company, the Committee may determine that an event otherwise constituting or reasonably leading to a Change in Control of the Company shall not be deemed a Change in Control of the Company hereunder. Such determination shall be effective (i) if made by the Committee prior to the occurrence of an event that otherwise would be, or reasonably lead to, a Change in Control of the Company, or (ii) after such event, if made by a majority of the directors in office immediately prior to such event.
     5.9 Exchange of Incentive Awards. The Committee may permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.
ARTICLE VI
GENERAL
     6.1 Effective Date. This Plan is adopted by the Board effective as of the Effective Date, subject to Shareholder Approval. Incentive Awards may be granted under the Plan at any time prior to receipt of such Shareholder Approval; provided, however, if the requisite Shareholder Approval is not obtained, then any Incentive Awards granted hereunder shall automatically become null and void and of no force or effect.
     6.2 Funding and Liability of Company. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Shares or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of any Shares or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.
     6.3 Withholding Taxes.
     (a) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder.

Upon the lapse of restrictions on Restricted Stock, the Committee may elect to satisfy the tax withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum withholding taxes which could be imposed on the transaction as determined by the Committee.
     (b) Share Withholding. With respect to tax withholding required upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum withholding taxes which could be imposed on the transaction as determined by the Committee. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee deems appropriate.
     (c) Loans. To the extent permitted by the Sarbanes-Oxley Act of 2002 or other applicable law, the Committee may provide for loans, on either a short term or demand basis, from the Company to a Grantee who is an Employee to permit the payment of taxes required by law.
     6.4 No Guarantee of Tax Consequences. Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.
     6.5 Designation of Beneficiary by Grantee. Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Grantee’s death before the Grantee receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.
     6.6 Deferrals. Except as provided in Section 3.5, the Committee shall not permit a Grantee to defer such Grantee’s receipt of Shares that would otherwise be due to such Grantee by virtue of the lapse or waiver of requirements with respect to Restricted Stock or Restricted Stock Units.
     6.7 Amendment and Termination.
     (a) Amendment. The Board shall have the power and authority to amend the Plan at any time; provided, however, the Board shall not, without Shareholder Approval within the time period required by applicable law:
     (i) except as provided in Section 5.6, increase the maximum number of Shares which may be issued under the Plan pursuant to Section 1.5;

     (ii) amend the requirements as to the class of Employees or Outside Directors eligible to receive Incentive Awards under the Plan;
     (iii) extend the term of the Plan; or,
     (iv) (I) increase the maximum limits on Incentive Awards to Covered Employees as set for compliance with the Performance-Based Exception or (II) decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act.
     (b) Termination. The Plan shall terminate on December 31, 2010; provided, however, the Board may, at any earlier date, terminate the Plan.
     (c) Effect of Amendment or Termination on Outstanding Awards. Subject to Sections 4.3 and 4.4, no amendment or termination of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan without the written consent of such Grantee or other designated holder of such Incentive Award.
     (d) Shareholder Approval. In addition, to the extent that the Committee determines that (i) the listing or qualification requirements of any national securities exchange or quotation or transaction reporting system on which the Common Stock is then listed or quoted, if applicable, or (ii) the Code (or regulations promulgated thereunder), require Shareholder Approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without Shareholder Approval.
     6.8 Requirements of Law. The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any Governmental Authority or national securities exchanges as may be required. Certificates evidencing Shares delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the SEC, any securities exchange or quotation or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law, if applicable. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.
     6.9 Rule 16b-3 Securities Law Compliance For Insiders. Transactions under the Plan with respect to Insiders are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention, and to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
     6.10 Compliance with Code §162(m). Unless otherwise determined by the Committee with respect to any particular Incentive Award, it is intended that the Plan shall comply fully with the applicable requirements so that any Incentive Awards subject to Code §162(m) that are granted to Covered Employees shall qualify for the Performance-Based Exception. If any provision of the Plan or an Incentive Agreement would disqualify the Plan or would not otherwise permit the Plan or Incentive Award to comply with the Performance-Based Exception as so intended, such provision shall be construed or deemed to be amended to conform to the requirements of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided, however, no such construction or amendment shall have an adverse effect on the prior grant of an Incentive Award or the economic value to a Grantee of any outstanding Incentive Award.
     6.11 Notices.
     (a) Notice From Insiders to Secretary of Change in Beneficial Ownership. Within two business days after the date of a change in beneficial ownership of the Common Stock issued or delivered pursuant to this Plan, an Insider should report to the Secretary of the Company any such change to the beneficial ownership of Common Stock that is required to be reported with respect to such Insider under Rule 16a-3 promulgated pursuant to the Exchange Act. Whenever reasonably feasible, Insiders will provide the Committee with advance notification of such change in beneficial ownership.
     (b) Notice to Insiders and Securities and Exchange Commission. The Company shall provide notice to any Insider, as well as to the SEC, of any “blackout period,” as defined in §306(a)(4) of the Sarbanes-Oxley Act of 2002, in any case in which Insider is subject to the requirements of §304 of said Act in connection with such “blackout period.”
     6.12 Pre-Clearance Agreement with Brokers. Notwithstanding anything in the Plan to the contrary, no Shares issued pursuant to this Plan will be delivered to a broker or dealer that receives such Shares for the account of an Insider unless and until the broker or dealer enters into a written agreement with the Company whereby such broker or dealer agrees to report immediately to the Secretary of the Company (or other designated person) a change in the beneficial ownership of such Shares.
     6.13 Successors to Company. All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, Share Exchange, or otherwise, of all or substantially all of the business or assets of the Company.
     6.14 Miscellaneous Provisions.
     (a) No Employee, Outside Director or other Person shall have any claim or right to be granted an Incentive Award under the Plan.
     (b) The expenses of the Plan shall be borne by the Company.
     (c) By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

     6.15 Severability. In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.
     6.16 Usage; Interpretation. In this Plan, unless a clear contrary intention appears:
     (a) the singular number includes the plural number and vice versa;
     (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Plan, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;
     (c) reference to any gender includes each other gender;
     (d) reference to any agreement, document, instrument or plan means such agreement, document, instrument or plan as amended or modified and in effect from time to time in accordance with the terms thereof;
     (e) reference to any legal requirement means such legal requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any legal requirement means that provision of such legal requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;
     (f) “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Plan as a whole and not to any particular Article, Section or other provision thereof;
     (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
     (h) “or” is used in the inclusive sense of “and/or”;
     (i) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
     (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and
     (k) unless otherwise specified herein, all accounting terms used therein shall be interpreted, and all accounting determinations thereunder shall be made, in accordance with GAAP.
     6.17 Governing Law. The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the U.S. Any dispute arising out of or relating to the Plan or any Incentive Agreement may be brought in a court of competent jurisdiction located in Dallas, Texas. Each Employee or Outside Director accepting an Incentive Award shall irrevocably submit to the exclusive jurisdiction of such courts in any such dispute and waive any objection he or she may have to venue or to convenience of forum, agree that all claims in respect of the dispute shall be heard and determined only in any such court, and agree not to bring any dispute arising out of or related to the Plan or any Incentive Agreement in any other court.

VOTE BY TELEPHONE OR INTERNET QUICK *** EASY *** IMMEDIATE

GAINSCO, INC.

■	You can now vote your shares electronically through the Internet or the telephone.
■	This eliminates the need to return the proxy card.
■	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.
TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com
Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.
TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.
TO VOTE YOUR PROXY BY PHONE
1-866-894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE BELOW CARD IF VOTED
ELECTRONICALLY
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
PROXY BY MAIL

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, AND IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.	Please mark your votes like this	☒

		FOR	WITHHELD
1.	To elect a Board of Directors consisting of eight persons.	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name below)

01 Glenn W. Anderson, 02 Robert J. Boulware, 03 John C. Goff, 04 Joel C. Puckett, 05 Sam Rosen, 06 Robert W. Stallings, 07 Harden H. Wiedemann and 08 John H. Williams.

		FOR	AGAINST	ABSTAIN
2.	To approve a one-for-four reverse stock split of the Company’s common stock.	☐	☐	☐
3.	To approve the GAINSCO, INC. 2005 Long-Term Incentive Plan.	☐	☐	☐

Change of Address	☐

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

P
R
O
X
Y
▼ FOLD AND DETACH HERE ▼
GAINSCO, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 9, 2005
The undersigned hereby appoints Robert W. Stallings, Joel C. Puckett and Glenn W. Anderson, and each of them, proxies with full power of substitution and with discretionary authority, to vote all shares of Voting Stock that the undersigned is entitled to vote at the annual meeting of the shareholders of GAINSCO, INC. to be held on November 9, 2005 at 9:00 a.m. (Dallas Time), on the 1st Floor, 3333 Lee Parkway, Dallas, Texas 75219, or at any adjournment thereof, hereby revoking any proxy heretofore given. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.
(USE ONLY FOR CHANGE OF ADDRESS)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

The members of the Board of Directors unanimously recommend that the Shareholders vote FOR each of the Proposals.
The undersigned hereby acknowledges receipt of the Notice of the aforesaid Annual Meeting.
(Continued and to be signed on reverse side)